FILE NO. 333-117691

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        NETWORK INSTALLATION CORPORATION

                 (Name of small business issuer in its charter)


Nevada                             4899                         88-0390360
-------                           ----------                    ----------
(State  or  jurisdiction    (Primary  Standard  Industrial  (I.R.S.  Employer
of  incorporation  or       Classification  Code  Number)   Identification
organization                                                     No.)

            18 Technology Drive, Suite 140A, Irvine, California 92618
                            Telephone: (949)753-7551
          (Address and telephone number of principal executive offices)

            18 Technology Drive, Suite 140A, Irvine, California 92618
                            Telephone: (949)753-7551
(Address of principal place of business or intended principal place of business)

                                Michael Cummings
                             Chief Executive Officer
                               18 Technology Drive
                                   Suite 140A
                            Irvine, California 92618
                                  (949)753-7551
                                  -------------

                                    COPY TO:

                              Amy M. Trombly, Esq.
                              Trombly Business Law
                             1163 Walnut St., Ste. 7
                                Newton, MA 02461
                                 (617) 243-0060

            (Name, address and telephone number of agent for service)

  Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]




                       CALCULATION OF REGISTRATION FEE
                                    Proposed
Title of each                       maximum           Proposed maximum    Amount of
class of securities   Amount to be  offering price    aggregate offering  Registration
to be registered      registered    per unit          price               fee

Common Stock,
$.001 Par Value         2,290,318        $3.03          $6,939,664          $879.00

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Act"), this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from tock splits, stock dividends or similar transactions.

(2) The price of $3.03 per share, which was the average of the high and low prices of the Registrant's Common Stock, as reported on the Over-The-Counter Bulletin Board on July 25, 2004 is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act Of 1933, as amended.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

                                   PROSPECTUS
                        NETWORK INSTALLATION CORPORATION
                     OFFERING UP TO 2,290,318 COMMON SHARES

This prospectus relates to the resale of up to 2,290,318 shares of our common stock. 1,420,001 shares of common stock covered by this prospectus are to be sold by 29 selling shareholders who will receive all of the proceeds from such sales. We will not receive any proceeds from the sale of the 1,420,001 shares. However, we may receive proceeds from the sale of 100,000 common shares to C.C.R.I. if C.C.R.I. exercises warrants that it currently holds. The warrants held by C.C.R.I. can be exercised at either $5.00 or $7.50 and expire in September 2008. Additionally, 24 of our selling shareholders hold a total of 770,317 warrants. Each warrant allows the holder to purchase one share of our common stock at an exercise price of $5.00. The warrants expire in May 2009. However, we do not believe C.C.R.I. or the other selling shareholders will exercise the warrants in the near future because the exercise prices of $5.00 and $7.50 are higher than the current trading price of our stock. All costs associated with this registration will be borne by us.

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol NWIS.OB. On July 25, 2004, the last reported sale price of our common stock was $3.00 per share.

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
     YOU SHOULD PURCHASE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.

                     SEE "RISK FACTORS" BEGINNING ON PAGE 8.

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. It is a criminal offense to make any representation to the contrary.

Subject  to  Completion,  the  date  of  this  prospectus  is  August  10, 2004.

                                         3

                                TABLE  OF  CONTENTS

PROSPECTUS  SUMMARY                                                         3
RISK  FACTORS                                                               8
USE  OF  PROCEEDS                                                          11
DETERMINATION  OF  OFFERING  PRICE                                         11
SELLING  SECURITY  HOLDERS                                                 12
PLAN  OF  DISTRIBUTION                                                     13
LEGAL  PROCEEDINGS                                                         14
DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS         15
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT      16
DESCRIPTION  OF  SECURITIES                                                17
LEGAL MATTERS                                                              18
INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL                                 18
DISCLOSURE  OF  COMMISSION  POSITION  OF  INDEMNIFICATION  FOR  SECURITIES
ACT  LIABILITIES                                                           18
CAUTIONARY  STATEMENT  CONCERNING  FORWARD-LOOKING  STATEMENTS             19
DESCRIPTION  OF  BUSINESS                                                  19
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION           24
DESCRIPTION  OF  PROPERTY                                                  29
CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                         30
MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS            35
EXECUTIVE  COMPENSATION                                                    35
FINANCIAL STATEMENTS                                                    F1-F25
CHANGES  IN  AND  DISAGREEMENTS  WITH  ACCOUNTANTS  ON  ACCOUNTING
AND FINANCIAL DISCLOSURE                                                   64




                               PROSPECTUS SUMMARY

The following information is a summary of the prospectus and it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

OUR  COMPANY

We are a project engineering company that designs and installs specialty communication systems for data, voice, video and telecom. We determine our clients' requirements by doing a need analysis and site audit. Then we implement our design and specification of the specialty communication system, which may include Wireless Fidelity, or Wi-Fi, with the deployment of a fixed Wireless Local Area Network. We believe we can integrate superior solutions across a vast majority of communication requirements because we have experts in each aspect of communication services from the design, project management, and the installation of our products through the maintaining of our products. We earn revenue for services rendered which include: (i) the installation of data, voice, video and telecom networks; (ii) the sale of networking products that are installed and
(iii)  consulting  services  in  the  assessment  of  existing  networks.

We have a multi-faceted approach to our business model. One is the continued focus on our core competency of project management in wired networking infrastructure, design, installation and support of data, voice and video communications solutions. Second, is to leverage that expertise in our pursuit of the infrastructure build-out of Wi-Fi, Wireless Local Area Networks and Voice over Internet Protocol, or VoIP, applications.

With our experience and expertise in the wired networking infrastructure industry, we can design, manage, install and service our wireless customers with the same processes, personnel and management. Many of our competitors are new to deploying wireless infrastructure and have never installed any type of infrastructure. We believe we can leverage our expertise to compete in this new technology. We conduct operations through our subsidiaries.

On March 1, 2004, we acquired Del Mar Systems International, Inc., a telecommunications solutions provider. We now have the ability to provide integrated telecom solutions to customers ranging in size from 10 to 30,000 users. Del Mar provides Avaya Enterprise Class IP Solutions to customers as a way to capitalize on the benefits of IP (Internet Protocol) Telephony. Avaya offers a complete communications architecture that provides software, infrastructure and services to help enterprises stay efficient. Del Mar Systems offers both onsite and remote administration of systems equipped with remote access dial up lines. Del Mar has delivered communication solutions to many well known companies including General Electric, Western Digital, Bank of America, Marriott, Holiday Inn, Sheraton and Hilton Hotels throughout the U.S.

                                         4


HOW  TO  CONTACT  US

Our executive offices are located at 18 Technology Drive, Suite 140A, Irvine, California, 92618. Our phone number is (949) 753-7551. Our website address is www.networkinstallationcorp.net. Information contained on our website does not constitute part of this report and our address should not be used as a hyperlink to our website.

SALES  BY  OUR  SELLING  STOCKHOLDERS

This prospectus relates to the resale of up to 2,290,318 shares of our common stock by current stockholders and by C.C.R.I., who may acquire shares of our common stock by exercising warrants.

The table below sets forth the shares that we are registering pursuant to the Registration Statement to which this prospectus is a part:

Stockholder                                   Number  of  Shares
--------------------------------------------------------------------
Jared Shaw and Candice Shaw                       33,334 shares
Northbar Capital                                  16,666 shares
Camille Henry                                     16,666 shares
Luca Minna                                        16,666 shares
Professional Traders Fund                        133,334 shares
David Fisher                                      33,334 shares
William Ballay                                    16,666 shares
Wexford Clearing c/f Chuck Mangione IRA           33,334 shares
Gryphon Master Fund, LP                          166,666 shares
Henry Robertelli                                  10,000 shares
Generic Trading Of Philadelphia, LLC              33,334 shares
Rock II, LLC                                      80,000 shares
Spectra Capital Management, LLC                  133,334 shares
Otape Investments, LLC                            66,666 shares
SRG Capital, LLC                                 133,334 shares
Mark M. Mathes and Teri Mathes                   100,000 shares
Robert Gayner                                    133,334 shares
CAMMAD                                            66,666 shares
John Wykoff                                      133,334 shares
David Wykoff                                     133,334 shares
Dutchess  Advisors,  LLC                         200,000 shares
Dutchess  Private  Equities  Fund,  LP           200,000 shares
Michael  Cummings                                100,000 shares
Marketbyte,  LLC (1)                             125,000 shares
C.C.R.I  Corp.                                   100,000 shares
Eclips Ventures International                     50,000 shares
Michael Hamblett                                     600 shares
Anthony Spatacco                                     300 shares
Starboard Capital Markets, LLC                       300 shares
Corpfin                                           24,116 shares

Total  common  stock  being  registered        2,290,318  shares

(1) We have a consulting contract with Marketbyte in which Marketbyte agreed to prepare a detailed profile report and/or Trading Alert on our company during the month of July or August 2003. Additionally, Marketbyte agreed to expose all future editions of its profile report to all of the members of its proprietary OTC Journal database. Marketbyte will also release to its subscribers on certain of its newsletters all substantive information that we have released to the general public including our press releases and annual reports. Marketbyte reserves the right to share any views or opinions of its choosing with its proprietary database regarding the performance of our stock. We have no editorial control over the content published on our company within the context of the OTC Journal and both parties recognized that any opinions expressed in the OTC Journal are solely those of the editors. The consulting contract is currently ongoing and will continue for an indefinite period as mutually agreed by both parties.

The shares held by Jared Shaw and Candice Shaw, Northbar Capital, Camille Henry, Luca Minna, Professional Traders Fund, David Fisher, William Ballay, Wexford Clearing c/f Chuck Mangione IRA, Gryphon Master Fund, LP, Henry Robertelli, Generic Trading Of Philadelphia, LLC, Rock II, LLC, Spectra Capital Management, LLC, Otape Investments, LLC, SRG Capital, LLC, Mark M. Mathes and Teri Mathes, Robert Gayner, CAMMAD, John Wykoff, David Wykoff and Dutchess Private Equities Fund were issued by us in prior private placements. The shares held by Dutchess Advisors, Marketbyte and Eclips Ventures International were issued by us pursuant to consulting agreements. C.C.R.I , Michael Hamblett, Anthony Spatacco, Starboard Capital Markets, LLC and Corpfin may acquire shares upon the exercise of warrants. The shares held by Michael Cummings were issued by us in the acquisition of Network Installation Corporation.

THE  OFFERING

Common  stock  offered             2,290,318   shares

Use  of  proceeds                  We will not receive any proceeds
                                   from  the sale by the selling stockholders of
                                   our common stock.  We will receive proceeds
                                   from the exercise of warrants by certain
                                   shareholders and by C.C.R.I. See
                                   "Use of Proceeds."

Symbol  for  our  common  stock     Our  common  stock  trades  on  the
                                    OTCBB  Market  under  the  symbol
                                    "NWIS.OB"

                                         5



OUR  CAPITAL  STRUCTURE  AND  SHARES  ELIGIBLE  FOR  FUTURE  SALE

Shares  of common stock outstanding as of July 20, 2004               11,580,745
(1)

Shares  of  common  stock  potentially  issuable  to  C.C.R.I.
upon  exercise of the warrants                                           100,000

Shares  of  common  stock  potentially  issuable  to  certain
selling  shareholders  upon  the  exercise  of warrants                  770,317
                                                                   ------------

Total                                                                12,451,062

(1)  Assumes  no  exercise  of:

- Convertible debentures of $25,000 issued to John Wykoff on April 7, 2003. The convertible debentures have an interest rate of 6% per annum, due on April 7, 2008. The holder is entitled to convert the face amount of this debenture, plus accrued interest anytime at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the conversion date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the closing date of the transaction.

- Convertible debentures of $75,000 issued to eFund Capital and $65,000 issued to Ashford Capital LLC on April 7, 2003. The holders of these debentures are entitled to convert the face amount of the debentures, plus accrued interest into common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 trading days prior to the conversion date or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. The convertible debentures pay 6% cumulative interest, in cash or in shares of common stock, at our option, at the time of each conversion. The debentures are payable on April 8, 2008.

- Convertible debentures of $40,000 issued to Dutchess Private Equities Fund on April 10, 2003. The convertible debentures convert into common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the closing date of the Transaction.

- Convertible debentures of $15,000 issued to Dutchess Private Equities Fund on May 5, 2003. The convertible debentures convert into common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the conversion date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the closing date of the transaction.

- Convertible debentures of $25,000 issued to Dutchess Private Equities Fund on May 26, 2003. The convertible debentures convert into common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the conversion date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the closing date of the transaction.

                                         6


- Convertible debentures of $25,000 issued to Dutchess Private Equities Fund on June 16, 2003. The convertible debentures convert into common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the conversion date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the closing date of the transaction.

- Convertible debentures of $15,000 issued to Dutchess Private Equities Fund on July 22, 2003. The convertible debentures convert into common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the conversion date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the closing date of the transaction.

- Convertible debentures of $95,000 issued to Dutchess Private Equities Fund on July 28, 2003. The convertible debentures convert into common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the conversion date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the closing date of the transaction.

- Convertible debentures of $20,000 issued to Dutchess Private Equities Fund on August 13, 2003. The debentures convert into common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the conversion date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the closing date of the transaction.

- Convertible debentures of $28,000 issued to Dutchess Private Equities Fund on September 10, 2003. The debentures convert into common stock at the lesser of
(i) 75% of the lowest closing bid price during the fifteen trading days prior to the conversion date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the closing date of the transaction.

- Convertible debentures of $75,000 issued to Dutchess Private Equities Fund on October 5, 2003. The debentures convert into common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the conversion date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the closing date of the transaction.

- Convertible debentures of $260,000 issued to Dutchess Private Equities Fund on February 27, 2004. The holder of the debentures is entitled to convert the face amount of the debentures, plus accrued interest into common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 trading days prior to the conversion date or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. The convertible debentures pay 6% cumulative interest, in cash or in shares of common stock, at Dutchess' option at the time of each conversion. The debentures are payable on February 27, 2009

- Convertible debentures of $155,500 issued to Dutchess Private Equities Fund on March 1, 2004. The holder of the debentures is entitled to convert the face amount of the debentures, plus accrued interest into common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 trading days prior to the conversion date or (ii) 100% of the lowest bid prices for the 20 trading days immediately preceding the closing date. The convertible debentures shall pay 6% cumulative interest, in cash or in shares of common stock, at our option, at the time of each conversion. The debentures are payable on March 1, 2008.

                                         7


- Convertible debentures of $155,000 issued to Dutchess Private Equities Fund, II, on was contracted on March 31, 2004 but funded on April 1, 2004. The holder of the debentures is entitled to convert the face amount of these debentures, plus accrued interest into common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 trading days prior to the conversion date or
(ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. The convertible debentures pay 6% cumulative interest, in cash or in shares of common stock, at our option, at the time of each conversion. The debentures are payable on March 31, 2008.

- Convertible debentures of $50,000 issued to Dutchess Private Equities Fund, II, on April 4, 2004. The holder of the debentures is entitled to convert the face amount of these debentures, plus accrued interest into common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 trading days prior to the conversion date or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. The convertible debentures pay 8% cumulative interest, in cash or in shares of common stock, at our option, at the time of each conversion. The debentures are payable on April 4, 2009. As of July 20, 2004, the convertible debenture has been repaid in the amount of $40,000.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this prospectus and information in our periodic reports filed with the SEC. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected, and you may lose some or all of your investment.

                            RISKS ABOUT OUR BUSINESS

THE INDEPENDENT ACCOUNTANTS OPINION ON THE FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2003 INCLUDES AN EXPLANATORY PARAGRAPH ON THE COMPANY'S ABILITIES TO CONTINUE AS A GOING CONCERN AND IF WE CANNOT OBTAIN ADDITIONAL FINANCING, WE MAY HAVE TO CURTAIL OPERATIONS AND MAY ULTIMATELY CEASE TO EXIST.

Our audited financial statements for the fiscal year ended December 31, 2003, reflect a net loss of $3,434,607. These conditions raised substantial doubt about our ability to continue as a going concern. The independent auditor's report for the year ended December 31, 2003 includes an explanatory paragraph to their audit opinion stating that our recurring losses from operations and accumulated deficit raise substantial doubt about the company's ability to continue as a going concern. The company's continued operations are contingent on its ability to raise additional capital and obtain financing and success in its future operations. If we do not acquire sufficient additional funding or alternative sources of capital to meet our working capital, we may have to substantially curtail our operations and business plan. To meet our future obligations, from time to time, we intend to issue shares of common stock or issue convertible debenture in private placements.

WE HAVE SUBSTANTIAL INDEBTEDNESS WHICH MAY AFFECT OUR ABILITY TO MAINTAIN OR GROW OUR OPERATIONS.

As of March 31, 2004, we had $1,959,024 in current liabilities. As a result of our level of debt and the terms of our debt instruments:
- our vulnerability to adverse general economic conditions is heightened; - we will be required to dedicate a substantial portion of our cash flow from operations to repayment of debt, limiting the availability of cash for other purposes;
- we are and will continue to be limited by financial and other restrictive covenants in our ability to borrow additional funds, consummate asset sales, enter into transactions with affiliates or conduct mergers and acquisitions;
- our flexibility in planning for, or reacting to, changes in our business and industry will be limited; and - our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired.

                                         8


Our ability to pay principal and interest on our indebtedness and to satisfy our other debt obligations will partly depend upon our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, some of which are beyond our control. If we are unable to service our indebtedness, we will be forced to take actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing our indebtedness, or seeking additional equity capital. We may not be able to affect any of these remedies on satisfactory terms, or at all.

OUR OPERATING RESULTS WILL FLUCTUATE SIGNIFICANTLY FOR THE FORESEEABLE FUTURE, WHICH MAY AFFECT OUR STOCK PRICE.

Our quarterly results of operations have varied in the past and are likely to continue to vary significantly from quarter to quarter. Our operating expenses are based on expected future revenues and are relatively fixed in the short term. If our revenues are lower than expected, our results of operations could be adversely affected. Additionally, we are unable to forecast our future revenues with certainty because our business plan contemplates the acquisition of new enterprises. Many factors can cause our financial results to fluctuate, some of which are outside of our control. Quarter-to-quarter comparisons of our operating results may not be meaningful and you should not rely upon them as an indication of our future performance. In addition, during certain future periods our operating results likely will fall below the expectations of public market analysts and investors. In this event, the market price of our common stock likely would decline.

WE NEED ADDITIONAL CAPITAL TO GROW OUR BUSINESS AND WE MAY NOT BE ABLE TO FIND SUCH CAPITAL ON ACCEPTABLE TERMS.

Our business plan contemplates the acquisition of new enterprises and the proceeds from our existing financing arrangements may not be sufficient to fully implement our business plan. Additionally, we may not be able to generate sufficient revenues from our existing operations to fund our capital requirements. Accordingly, we may require additional funds to enable us to operate profitably. Such financing may not be available on terms acceptable to us. We currently have no bank borrowings or credit facilities, and we may not be able to arrange any debt financing. Additionally, we may not be able to successfully consummate additional offerings of stock or other securities in order to meet our future capital requirements. If we cannot raise additional capital through issuing stock or bank borrowings, we may not be able to grow our business.

OUR BUSINESS STRATEGY INCLUDES IDENTIFYING NEW BUSINESSES TO ACQUIRE, AND IF WE CANNOT INTEGRATE ACQUISITIONS INTO OUR COMPANY SUCCESSFULLY, WE MAY NOT BECOME PROFITABLE.

Our success partially depends upon our ability to identify and acquire undervalued businesses. Although we believe that there are companies available for potential acquisition that are undervalued and might offer attractive business opportunities, we may not be able to make any acquisitions, and if we do make acquisitions, they may not be profitable.

WE DEPEND ON OUR KEY PERSONNEL AND IF THOSE PERSONNEL LEAVE THE COMPANY, OUR BUSINESS MAY BE HARMED.

At this time, we are almost totally dependent upon Michael Cummings and Robert Barnett as our only operating officers and on the directors of Network Installation Corporation, our only business asset that is producing significant revenues. While we have employment agreements with Mr. Cummings and Mr. Barnett, it does not obligate him to remain as our Chief Executive Officer. We do not maintain insurance on the lives of our officers, directors or key employees. The loss of their services would have a material adverse effect on our business. We elect our directors each year and while we expect to reelect our directors currently on the Board, our directors are not obligated to continue in their positions.

                                         9


SOME OF OUR POTENTIAL FUTURE GROWTH DEPENDS ON INCREASING CUSTOMER ACCEPTANCE OF WIRELESS NETWORKS, AND TO THE EXTENT THAT SUCH ACCEPTANCE FAILS TO INCREASE, WE MAY NOT GROW OUR BUSINESS.

While the majority of our revenues are currently derived from the installation of cable systems, we believe that improving wireless technology will eventually make wireless systems an acceptable alternative to many of our potential customers. We have begun to enter the wireless marketplace and believe this technology could lead to future growth for our company. The wireless industry has historically experienced a dramatic rate of growth both in the United States and internationally. If the rate of growth should slow down and end users continue to reduce their capital investments in wireless infrastructure or fail to expand their networks, we may not be able to expand our business.

OUR INDUSTRY HAS RAPIDLY CHANGING TECHNOLOGY AND, IF WE DO NOT STAY CURRENT, WE MAY LOSE CUSTOMERS AND OUR BUSINESS WILL BE HARMED.

The network installation industry and related technology business involve a broad range of rapidly changing technologies. Our technologies may not remain competitive over time, and others may develop technologies that are superior to ours which may render our products non-competitive. Our business may depend on trade secrets, know-how, continuing innovations and licensing opportunities to develop and maintain our competitive position. Others may independently develop equivalent proprietary information or otherwise gain access to or disclose our information. Our confidentiality agreements on which we rely may not provide meaningful protection of any trade secrets on which we may depend for success, or provide adequate remedies in the event of unauthorized use or disclosure of confidential information or prevent our trade secrets from otherwise becoming known to or independently discovered by our competitors.

RISKS ABOUT OUR STOCK AND THIS OFFERING CERTAIN INSIDERS HAVE ENOUGH SHARES TO EXERCISE CONTROL OVER MATTERS SUBJECT TO INVESTOR VOTE, WHICH COULD ADVERSELY AFFECT OUR STOCK PRICE.

As of July 20, 2004, officers and directors controlled 73.14% of our common stock and therefore control the election of directors and all other matters subject to stockholder votes. This concentration of ownership may also have the effect of delaying or preventing a change of control, even if this change of control would benefit certain shareholders. These shareholders may make decisions that may not be in the best interest of minority stockholders. As a result, this concentration of ownership could have an adverse effect on the market price of our common stock.

OUR STOCK PRICE IS VOLATILE AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT A PRICE HIGHER THAN WHAT YOU PAID.

The market for our common stock is highly volatile. The trading price of our common stock could be subject to wide fluctuations in response to, among other things, quarterly variations in operating and financial results, announcements of technological innovations or new products by our competitors or us, changes in prices of our products and services or our competitors' products and services, changes in product mix, changes in our revenue and revenue growth rates.

WE MUST COMPLY WITH PENNY STOCK REGULATIONS WHICH COULD EFFECT THE LIQUIDITY AND PRICE OF OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to:

                                         10



- Deliver a standardized risk disclosure document prepared by the SEC; - Provide the customer with current bid and offers quotations for the penny stock;
- Explain the compensation of the broker-dealer and its salesperson in the transaction;
- Provide monthly account statements showing the market value of each penny stock held in the customer's account; - Make a special written determination that the penny stock is a suitable investment for the purchaser and receives the purchaser's executed acknowledgement of the same; and - Provide a written agreement to the transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

                            RISKS ABOUT OUR INDUSTRY

OUR INDUSTRY HAS RAPIDLY CHANGING TECHNOLOGY AND, IF WE DO NOT STAY CURRENT, WE MAY LOSE CUSTOMERS AND OUR BUSINESS WILL BE HARMED.

The network installation industry and related technology business involve a broad range of rapidly changing technologies. Our technologies may not remain competitive over time, and others may develop technologies that are superior to ours which may render our products non-competitive. Our business may depend on trade secrets, know-how, continuing innovations and licensing opportunities to develop and maintain our competitive position. Others may independently develop equivalent proprietary information or otherwise gain access to or disclose our information. Our confidentiality agreements on which we rely may not provide meaningful protection of any trade secrets on which we may depend for success, or provide adequate remedies in the event of unauthorized use or disclosure of confidential information or prevent our trade secrets from otherwise becoming known to or independently discovered by our competitors.

                                 USE OF PROCEEDS

1,420,001 shares of common stock covered by this prospectus are to be sold by 29 selling shareholders who will receive all of the proceeds from such sales. We will not receive any proceeds from the sale of the 1,420,001 shares. However, we may receive proceeds from the sale of 100,000 common shares to C.C.R.I. if C.C.R.I. exercises warrants that it currently holds. The warrants held by C.C.R.I. can be exercised at either $5.00 or $7.50 and expire in September 2008. Additionally, 24 of our selling shareholders hold a total of 770,317 warrants. Each warrant allows the holder to purchase one share of our common stock at an exercise price of $5.00. The warrants expire in May 2009. However, we do not believe C.C.R.I. or the other selling shareholders will exercise the warrants in the near future because the exercise prices of $5.00 and $7.50 are higher than the current trading price of our stock. On July 23, 2004, the last trading price of our common stock was $3.00.

                         DETERMINATION OF OFFERING PRICE

The selling stockholders may sell shares in any manner at the current market price or through negotiated transactions with any person at any price.

                                         11


                            SELLING SECURITY HOLDERS

Based upon information available to us as of July 20, 2004, the following table sets forth the name of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

                           Ownership Before Offering  Shares Being Offered  Ownership             Percentage Ownership
                                                                            After Offering(1)     After Offering (1)(2)
                           -------------------------  --------------------  --------------------- ---------------------
Jared Shaw and Candice Shaw             0                 33,334                0                       *
Northbar Capital (3)                    0                 16,666                0                       *
Camille Henry                           0                 16,666                0                       *
Luca Minna                              0                 16,666                0                       *
Professional Traders Fund (4)           0                133,334                0                       *
David Fisher                            0                 33,334                0                       *
William Ballay                          0                 16,666                0                       *
Wexford Clearing c/f
  Chuck Mangione IRA                    0                 33,334                0                       *
Gryphon Master Fund, LP                 0                166,666                0                       *
Henry Robertelli                        0                 10,000                0                       *
Generic Trading Of
  Philadelphia, LLC                     0                 33,334                0                       *
Rock II, LLC                            0                 80,000                0                       *
Spectra Capital Management, LLC         0                133,334                0                       *
Otape Investments, LLC                  0                 66,666                0                       *
SRG Capital, LLC                        0                133,334                0                       *
Mark M. Mathes and Teri Mathes          0                100,000                0                       *
Robert Gayner                           0                133,334                0                       *
CAMMAD (5)                              0                 66,666                0                       *
John Wykoff                         8,000                133,334            8,000                       *
David Wykoff                            0                133,334                0                       *
Dutchess  Advisors,  LLC (6)      700,000                200,000          500,000                     4.3%
Dutchess  Private  Equities
   Fund,  LP (6)                2,350,000                200,000        2,150,000                    18.6%
Michael  Cummings, CEO          5,380,000                100,000        5,280,000                    45.6%
Marketbyte,  LLC (7)              250,000                125,000          125,000                     1.0%
C.C.R.I  Corp. (8)                      0                100,000                0                       *
Eclips Ventures International      50,000                 50,000                0                       *
Michael Hamblett                        0                    600                0                       *
Anthony Spatacco                        0                    300                0                       *
Starboard Capital Markets, LLC          0                    300                0                       *
Corpfin                                 0                 24,116                0                       *

(1)  The  numbers  assume  that  the  selling  stockholders have sold all of the shares  offered  hereby  prior  to  completion  of  this  Offering.
(2)  Based  on  11,580,745  shares  outstanding  as  of  July 20, 2004.
(3)  The principles of Northbar Capital are Stephen Schwartz and Jared Shaw.
(4)  The principle of Professional Traders Fund is Howard Berger.
(5)  The principle of CAMMAD is Geoffrey MacDonald.
(6)  Two  of  our  directors,  Michael  Novielli, who is also our Interim Chief Financial Officer,  and  Douglas Leighton, are
     the Managing  Members  of  Dutchess  Capital  Management, LLC  which is the General Partner  of Dutchess Private Equities
     Fund, LP. Our director, Theodore Smith, is the Executive  Vice  President  of  Dutchess  Advisors,  LLC.
(7) The  Managing Member  of  Marketbyte,  LLC  is  Larry  Isen. We have entered into a consulting agreement with them.
(8)  The  President  of  C.C.R.I.  Corp. is  Malcolm  McGuire.

                                         12


                              PLAN OF DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

- in transactions on the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale; or
- in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market; - at prices related to such prevailing market prices; or - in negotiated transactions; or
- in a combination of such methods of sale; or - any other method permitted by law.

The selling stockholders may be deemed underwriters. The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:
- engage in any stabilization activity in connection with any of the shares; - bid for or purchase any of the shares or any rights to acquire the shares; - attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or
- effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented; - if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must affect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

                                         13


The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act. We expect to incur approximately $25,000 in expenses related to this registration statement. Our expenses consist mainly of accounting and legal fees.

                                LEGAL PROCEEDINGS

On April 25, 2003, the Superior Court of the State of California, County of Orange, entered a judgment in the amount of $46,120 against us and our former management in favor of Insulectro Corp., a vendor of our former subsidiary, North Texas Circuit Board. We believe that we were never issued proper service of process for the complaint. In addition, on August 20, 2002, we sold North Texas Circuit Board to BC Electronics Inc. Pursuant to terms of the share purchase agreement, BC Electronics assumes all liabilities of North Texas Circuit Board. In December 2003, we filed a motion to vacate the judgment for lack of personal service. In February 2004, the Court ruled in our favor and the judgment was vacated. Although we were the guarantor on the loan, North Texas Circuit Board is the principal debtor and (i) we will bring action against North Texas Circuit Board to seek relief or (ii) because partial payment was made by North Texas Circuit Board, it could affect the legal status of the guarantee, which we believe may absolve us of liability. In February 2004, the plaintiff re-filed the complaint. Although we will continue to oppose the action we have begun settlement discussions with the plaintiff.

On April 29, 2003, Arman Moheban brought a suit against us and our former management in the Superior Court of the State of California, County of Los Angeles, alleging breach of contract pursuant to a settlement agreement dated November 20, 2002. The suit alleges that we are delinquent in our repayment of a $20,000 promissory note, of which $5,000 has been repaid to date. We reached a settlement with the plaintiff for $22,400 to be paid in four equal monthly installments of $5,600 beginning July 1, 2004. As of July 20, we have made one payment of $5,600.

In the year ended December 31, 2002, a suit was brought against us and our former management in the Superior Court of the State of California, County of San Francisco, by Arman Moheban alleging that we made false written and oral representations to induce the plaintiff to invest in us and that such investment occurred despite the plaintiff's request that the funds be held in a brokerage account maintained by a related entity. A co-defendant, an individual in the case also filed a cross-complaint in the action alleging theories of recovery against us and several other defendants and alleging fraud, breach of contract, misrepresentation, conversion and securities fraud against us. On November 21, 2003, we reached a settlement with the plaintiffs for $160,000. As an amendment to the settlement agreement, we agreed to pay an additional $5,000. We have made all payments and fulfilled our obligation pursuant to the settlement agreement. We had accrued $300,000 in the financials statements at December 31, 2003 against any possible outcome.

We may be involved in litigation, negotiation and settlement matters that may occur in our day-to-day operations. Management does not believe implication of this litigation will have any other material impact on our financial statements or business.

                                         14


     DIRECTORS, EXECUTIVE OFFICERS, SIGNIFICANT EMPLOYEES AND CONTROL PERSONS

The names and ages of all of our directors and executive officers, along with their respective positions, term of office and period such position(s) was held, is as follows:

Name                   Age     Position  Held
-----                   ---     --------------

Michael  Cummings       39      Chief  Executive  Officer,  Director

Michael  A.  Novielli   39      Chairman  of  the  Board  of
                                Directors, Interim Chief Financial
                                Officer

Douglas  H.  Leighton   35      Director

Theodore J. Smith       27      Director

Robert Barnett          44      Vice President of Sales and Marketing


BIOGRAPHIES  OF  OFFICERS,  DIRECTORS  AND  SIGNIFICANT  EMPLOYEES

Set forth below is a brief description of the background of our officers and directors based on information provided by them to us.

MICHAEL CUMMINGS has served as our Chief Executive Officer and director since May 2003. He previously founded and served as President of Network Installation Corp. from 1997 to 2003. During the period from 1999-2001, Mr. Cummings purchased a controlling interest in Tri-City Datatel, Inc., a designer and installer of networking systems. Mr. Cummings sold his interest in 2001. In 1983, Mr. Cummings attended Goldenwest College for Business Law.

MICHAEL A. NOVIELLI has served as our director since April, 2003 and our Interim Chief Financial Officer since April, 2003. Mr. Novielli is a Managing Partner of Dutchess Capital Management, LLC and Dutchess Advisors, LLC. A co-founder of Dutchess in 1996, Mr. Novielli advises the senior management of issuers in which Dutchess Private Equities Fund, LP has invested, in areas of business development, legal, accounting and regulatory compliance. Prior to co-founding Dutchess, Mr. Novielli was a partner at Scharff, Witchel & Company, a 40 year-old, full service investor relations firm, where he consulted with publicly-traded companies on areas of finance and business development. Prior to joining Scharff, Mr. Novielli was Vice-President of Institutional Sales-Private Placements at Merit Capital Associates, an independent NASD registered broker-dealer. Before joining Merit, Mr. Novielli began his investment career at PaineWebber, where he served for approximately three years as a registered representative servicing high net worth individuals and institutional clientele. He is also a member on the Board of Directors of NeWave, Inc. and Xtreme Companies, Inc.

                                         15


DOUGLAS LEIGHTON has served as our director since April, 2003. Mr. Leighton is a Managing Partner of Dutchess Capital Management, LLC and Dutchess Advisors, LLC. A co-founder of Dutchess in 1996, Mr. Leighton oversees trading and portfolio risk management of investments made on behalf of Dutchess Private Equities Fund LP. Prior to co-founding Dutchess, Mr. Leighton was founder and president of Boston-based Beacon Capital from 1990-1996, which engaged in money management. Mr. Leighton holds a BS/BA in Economics & Finance from the University of
Hartford. He is also a member on the Board of Directors of NeWave, Inc. and Xtreme Companies, Inc.

THEODORE J. SMITH has served as our director since April 2003. Mr. Smith serves as Executive Vice President of Dutchess Advisors LLC, whom he joined in 1998 and is a liaison between Dutchess Capital Management, LLC on behalf of Dutchess Private Equities Fund, LP and senior management of companies in the Fund's portfolio. Prior to joining Dutchess in 1998, Mr. Smith was a principal at Geneva Atlantic Capital, LLC where he focused on assisting corporate clients with SEC compliance matters, business plan preparation and presentation and capital markets financing. Mr. Smith received his BS in Finance and Marketing from Boston College. Mr. Smith has also served as a director of several public as well as private companies. He is also a member on the Board of Directors of NeWave, Inc. and Xtreme Companies, Inc.

ROBERT BARNETT has served as our Vice President of Sales and Marketing since January 2004. Prior to joining us and since February 2002, Mr. Barnett was the Vice President of Sales for Addonics Technologies, Inc. From April 2001 through February 2002, Mr. Barnett was the Vice President of Sales and Marketing for FollowMedia Wireless, Inc. From July 1993 through March 2001, Mr. Barnett was the Vice President of Sales and Marketing for MicroLink, Inc. Mr. Barnett has a BS in Marketing & Management from Boise State University.

BOARD  OF  DIRECTORS

We currently have four members of our Board of Directors, who are elected to annual terms and until their successors are elected and qualified. Executive officers are appointed by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors, officers or key employees.

AUDIT  COMMITTEE

We do not have a separate Audit Committee. Our full Board of Directors performs the functions usually designated to an Audit Committee. Mr. Novielli, the Chairman of the Board of Directors and Interim Chief Financial Officer, qualifies as an "audit committee financial expert" under the rules of the Securities and Exchange Commission.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of July 20, 2004 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director, (iii) each of the executive officers named in the Summary Compensation Table who were serving as executive officers at the end of the 2003 fiscal year and (iv) all of our directors and current executive officers as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock except to the extent that authority is shared by spouses under applicable law.

                                         16


NAME AND ADDRESS                                                                     COMMON SHARES       PERCENTAGE
OF BENEFICIAL OWNER (1)                                                           BENEFICIALLY OWNED   OWNED OF CLASS(2)

Michael A. Novielli . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,050,000(3)    26.33%
Douglas Leighton. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,050,000(3)    26.33%
Michael Cummings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,380,000       46.46%
Theodore Smith . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                0           0%
Dutchess Private Equities Fund, LP 312 Stuart Street, 3rd Floor, Boston, MA 02116.        2,350,000 (3)   20.29%
Dutchess Advisors, LLC, 312 Stuart Street, 3rd Floor, Boston, MA 02116 . . . . .            700,000 (3)    6.04%
All directors and current executive officers as a group (4 Persons) . . . . . . .         8,470,000       73.14%

(1) The address of all individual directors and executive officers is c/o Network Installation Corporation, 18 Technology Drive, Suite 140A, Irvine, CA 92618.

(2) The number of shares of common stock issued and outstanding on July 20, 2004 was 11,580,745 shares. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding on July 20, 2004, plus shares of common stock subject to options held by such person on July 20, 2004 and exercisable within 60 days thereafter.

(3) Two of our directors, Michael Novielli, who is also our Interim Chief Financial Officer and Douglas Leighton, are the principals of Dutchess Advisors, LLC. Messrs. Novielli and Leighton are also the principals of Dutchess Capital Management, LLC, which is the general partner to Dutchess Private Equities Fund, LP. Our director, Theodore Smith, is the Executive Vice President of Dutchess Advisors, LLC. Dutchess Advisors owns 700,000 shares of our common stock.
Dutchess Private Equities Fund owns 2,350,000 shares of our common stock. Messrs. Novielli and Leighton share voting and dispositive power over the shares of our common stock held by Dutchess Advisors and Dutchess Private Equities Fund.


                            DESCRIPTION OF SECURITIES
COMMON  STOCK

Our Articles of Incorporation authorize us to issue 100,000,000 shares of common stock, par value $.001 per share.

VOTING RIGHTS. Each share of our common stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of stockholders. Our Board of Directors is elected annually at each annual meeting of the stockholders. Stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of the voting power can elect all of our directors.

DIVIDEND POLICY. All shares of common stock are entitled to participate ratably in dividends when, as and if declared, by our Board of Directors, out of the funds legally available therefore. Any such dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since inception and presently anticipate that all earnings, if any, will be retained for development of our business. We expect that no dividends on the shares of common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. We may never pay dividends on our common stock.

MISCELLANEOUS RIGHTS AND PROVISIONS. Holders of common stock have no preemptive or other subscriptions rights, conversions rights, and redemption or sinking fund provisions. In the event of the liquidation or dissolution, whether voluntary or involuntary, of Network Installation, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity of Network Installation after satisfaction of all liabilities.

                                         17


                                  LEGAL MATTERS

The validity of the issuance of the securities registered under this Registration Statement has been passed upon by Amy Trombly, Esq. Ms. Trombly does not own any of the Company's securities.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel within the meaning of those terms under Item 509 of Regulation S-B will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director, officer, or employee of Network Installation. Nor does any such expert have any contingent based agreement with us or any other interest in or connection to us.

     DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Article VI of our By-laws provides: Except as hereinafter stated otherwise, the Corporation shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, and each of them including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of this Corporation.

Under our Certificate of Incorporation and By-Laws, each person who is or was a director or officer shall be indemnified by us to the full extent permitted or authorized by the General Corporation Law of Nevada. Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of Network Installation, such person shall be indemnified against expenses, including attorneys' fees, reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful.

If unsuccessful in defense of a suit brought by or under the right of Network Installation, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of such person's duty to us, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to be indemnified for such expenses.

                                         18


As soon as may be practicable, we expect to cover our officers and directors by officers' and directors' liability insurance in an amount to be determined by the Board of Directors which will include reimbursement for costs and fees. We expect to enter into Indemnification Agreements with each of our executive officers and directors which will provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements, including statements regarding our expansion plans. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our "Risk Factor" section and elsewhere in this report. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

                             DESCRIPTION OF BUSINESS

HISTORY

We incorporated in the State of Nevada as Color Strategies on March 24, 1998. On October 1, 1999, we created a wholly-owned subsidiary named Infinite Technology Holding, Inc. On December 23, 1999, we changed our name to Infinite Technology Corporation. On May 4, 2000, we changed our name from Infinite Technology Corporation to Flexxtech Corporation, IncOn July 10, 2003 we changed our name from Flexxtech Corporation to Network Installation Corp. On the same date, we changed the name of our wholly-owned subsidiary to Network Installation Holdings, Inc.

In May of 2000, we acquired Mardock, Inc., a designer, manufacturer and distributor of apparel and promotional products. In August 2000, we acquired a majority interest in North Texas Circuit Board Co., or North Texas Circuit Board, through the acquisition of 67% of the common stock of Primavera Corporation, the parent company of North Texas Circuit Board, in exchange for 195,000 shares of our common stock, valued at $325,000, plus a contribution of $1,250,000 in cash to North Texas Circuit Board as additional working capital. North Texas Circuit Board manufactures high quality printed circuit boards. In September 2000, we acquired 80% of the outstanding stock of OpiTV.com. OpiTV.com was an I-commerce technology company in the development stage with a business plan to market and distribute a TV device. In November 2000, we acquired an additional 13% of Primavera Corporation. This increase in equity brought our indirect ownership of North Texas Circuit Board from 67% to 80%.

                                         19


In late 2000, we determined that our capital and management resources were spread too thin to properly address the needs of our three subsidiaries. As a result, in July of 2001, we sold all of our common stock ownership in Mardock, Inc. and OpiTV.com.

In July 2001, we acquired the remaining 20% of Primavera's common stock. On August 20, 2002, we sold North Texas Circuit Board to a third party in exchange for cancellation of debt of approximately $2,255,860 and retention by us of a 10% interest in the after tax profit of North Texas Circuit Board for a period of five years subsequent to the consummation of the transaction. On December 27, 2002, we disposed of 100% of Flexxtech Holdings, Inc. Flexxtech Holdings was the parent corporation of Primavera Corporation. After the sale of North Texas Circuit Board, Flexxtech Holdings had no significant assets and was disposed of to Western Cottonwood Corp., an affiliate, for nominal consideration of $10. On October 1, 2002, we signed to acquire 80% of the outstanding common shares of W3M, Inc., d/b/a Paradigm Cabling Systems, a privately held California corporation, in a stock for stock exchange. Paradigm is a full service computer cabling, networking and telecommunications integrator contractor. As part of the transaction, we agreed to use our best efforts to arrange for an infusion of $250,000 in additional capital, either as debt or equity or some combination of both, to Paradigm, in order to increase its working capital. However, we were unable to arrange infusion of the capital per the agreement.

On April 8, 2003, we and Paradigm agreed that the transaction was void ab initio, that is, void at its inception, with the effect that Paradigm remains the owner of all of its assets and the shares of our preferred stock were restored to the status of authorized shares. The Purchase Agreement and all related documents and all documents delivered in connection therewith were thereby terminated ab initio and were of no force or effect whatsoever. In connection with funds invested as working capital into Paradigm during the period from October 1, 2002 until April 1, 2003, we issued to Ashford Capital LLC and eFund Capital/Barrett Evans, 5 year convertible debentures in the amount of $65,000 and $75,000 respectively. Ashford and eFund made investments directly into Paradigm under the assumption that a merger between Paradigm and us would be consummated. As part of the rescission negotiations, we agreed to issue the debentures to Ashford and eFund. Michael Cummings, President of Paradigm also resigned as a Director of our Board of Directors.

On April 9, 2003, we executed a Restructuring Agreement. The Agreement was executed to restructure our balance sheet in order to more easily attract an operating business to merge with or acquire. Pursuant to the Restructuring Agreement, Western Cottonwood Corporation, a related party through a major shareholder, agreed to forgive its notes receivable and interest receivable from us as of December 31, 2002. The receivable totaling $1,984,850 was booked in consideration for cash we received from Western Cottonwood. The receivable totaling $1,984,850, was forgiven in exchange for shares of our common stock totaling 4.9% of the total outstanding shares immediately following our first merger or acquisition transaction. At the time of the transaction, the principal shareholder of Western Cottonwood Corporation and Atlantis Partners, Inc. was John Freeland, formerly our largest investor. Mr. Freeland was also formerly an affiliate through his beneficial ownership of 23% of our total outstanding shares through Western Cottonwood. To our knowledge, Mr. Freeland is no longer an affiliate. Pursuant to the agreement, (i) Western Cottonwood and Atlantis Partners shall maintain a combined ownership percentage of a non-dilutive 4.9% and Greg Mardock, our former president, shall maintain a combined ownership percentage of a non-dilutive 2% through our first merger or acquisition transaction; (ii) Mr. Mardock resigned as President and Director; and (iii) three nominees of Dutchess Private Equities Fund, LP were appointed directors. In April 2003, we executed a Letter of Intent to merge with Irvine, CA- based Network Installation Corporation. The transaction closed in May, 2003. The total consideration and method of payment was $50,000 in cash and 7,382,000 shares of our common stock. In addition, we issued a five year option to purchase an additional 618,000 shares of our common stock to Mr. Cummings if our total revenue exceeded $450,000 for the period beginning on June 1, 2003 and ending August 31, 2003. The option is exercisable at a price equal to the closing bid price of our common stock on August 29, 2003, which was $2.95. Since our total revenues exceeded $450,000 for the period beginning on June 1, 2003 and ending August 31, 2003, Mr. Cummings could exercise the option to purchase 618,000 shares of our common stock, however he has forfeited the right to that option. Network Installation was established in July 1997 as a California corporation as a low voltage-cabling contractor and in 1999 changed its focus to provide products, project management, design and installation within the networking and communications sector.

                                         20


On March 1, 2004, we acquired Del Mar Systems International, Inc., a telecommunications solutions provider, as our wholly owned subsidiary. We now have the ability to provide integrated telecom solutions to customers ranging in size from 10 to 30,000 users. Del Mar provides Avaya Enterprise Class IP Solutions to customers as a way to capitalize on the benefits of IP (Internet Protocol) Telephony. Avaya offers a complete communications architecture that provides software, infrastructure and services to help enterprises stay efficient. Del Mar Systems offers both onsite and remote administration of systems equipped with remote access dial up lines.

OVERVIEW

We are a project engineering company that designs and installs specialty communication systems for data, voice, video and telecom. We determine our clients' requirements by doing a need analysis and site audit. Then we implement our design and specification of the specialty communication system, which may include Wireless Fidelity, or Wi-Fi, with the deployment of a fixed Wireless Local Area Network. We believe we can integrate superior solutions across a vast majority of communication requirements because we have experts in each aspect of communication services from the design, project management, and the installation of our products through the maintaining of our products. We earn revenue for services rendered which include; (i) the installation of data, voice, video and telecom networks; (ii) the sale of networking products that are installed and
(iii)  consulting  services  in  the  assessment  of  existing  networks.

We have a multi-faceted approach to our business model. One is the continued focus on our core competency of project management in wired networking infrastructure, design, installation and support of data, voice and video communications solutions. Second, is to leverage that expertise in our pursuit of the infrastructure build-out of Wi-Fi, Wireless Local Area Networks and Voice over Internet Protocol, or VoIP, applications.

With our experience and expertise in the wired networking infrastructure industry, we can design, manage, install and service our wireless customers with the same processes, personnel and management. Many of our competitors are new to deploying wireless infrastructure and have never installed any type of infrastructure. We believe we can leverage our expertise to compete in this new technology. We conduct operations through our subsidiaries.

On March 1, 2004, we acquired Del Mar Systems International, Inc., a telecommunications solutions provider. We now have the ability to provide integrated telecom solutions to customers ranging in size from 10 to 30,000 users. Del Mar provides Avaya Enterprise Class IP Solutions to customers as a way to capitalize on the benefits of IP, or Internet Protocol, Telephony. Avaya offers a complete communications architecture that provides software, infrastructure and services to help enterprises stay efficient. Del Mar Systems offers both onsite and remote administration of systems equipped with remote access dial up lines. Del Mar has delivered communication solutions to many well known companies including General Electric, Western Digital, Bank of America, Marriott, Holiday Inn, Sheraton and Hilton Hotels throughout the U.S.

INDUSTRY  OVERVIEW  (SPECIALTY  COMMUNICATION  SYSTEMS)

A structured cabling system is a set of cabling and connectivity products that integrates the voice, data, video, and various management systems of a building, such as safety alarms, security access and energy systems. These systems typically consist of an open architecture, standardized media and layout, standard connection interfaces, adherence to national and international standards, and total system design and installation. Other than the structured cabling system, voice, data, video, and building management systems have nothing in common except similar transmission characteristics, such as analog or digital data signals, and delivery methods such as conduit, cable tray, or raceway, that support and protect the cabling investment.

                                         21


Modern Ethernet networking equipment is designed around the concept that each device in a building's network has a dedicated media connection to a central
"hub". In a standard hub the LAN bandwidth is shared among all the stations. With dedicated hubs, also called switched technology, a given cable is allocated for use by a single device.

This was not always the case. The original design of network systems assumed a common, shared medium: coaxial cable. Structured cabling systems, while having drawbacks with regards to absolute transmission performance, show considerable cost savings to the owner by reducing the costs of moves, changes and additions. These benefits far outweigh the cost of implementation, making structured cabling the optimum choice for building wiring.

The industry had been dominated by thousands of proprietors with former employment experience in telecommunications and electrical contracting. With the boom in technological advances over the past fifteen years, the convergence of data medium, text, voice, and video has placed a premium in obtaining such information, faster, cheaper and now wireless. This paradigm shift in the functionality of data transmission now mandates a more detailed insight into computer science, project management and a thorough understanding of a potential customer's total communications needs.

INDUSTRY  OVERVIEW  (WI-FI)

We believe, in the past two years, Wireless Fidelity, also known as Wi-Fi, has emerged as the dominant standard for wireless local areas networks, or WLANS worldwide. A Wi-Fi network can cover an area of typically 100-500 feet with Internet access hundreds of times faster than a modem connection. Wi-Fi enjoys 100% global acceptance and that it has become a single networking standard for all developers, equipment manufacturers, service providers and users.

Hundreds of equipment manufacturers are now flooding the market with millions of Wi-Fi cards and access points. The single Wi-Fi standard ensures these devices all interoperate with each other, so, for example, an access point made by Netgear will communicate with a network card from Linksys.

Hundreds of new companies have begun setting up Wi-Fi access points called "hot spots" in cafes, hotels, airports, book stores and other public spaces. These hot spot operators install Wi-Fi access points and either sell high speed wireless Internet access for a fee or offer it to the public for free. Hot Spot Operators include Wayport, Surf and Sip, StayOnline, Pronto, NetNearU, Deep Blue, Fatport, Air Portal, Ikano, Picopoint, The Cloud and Azure. In the last year, major wireless carriers have thrown their hat in the ring, including T-Mobile, which is building hot spots in Starbucks cafes, Borders book stores, Kinko's stores and airline clubs, AT&T Wireless, British Telecom, Swisscom,
Telecom  Italia  and  Sprint  PCS.

Forces outside the industry are also rapidly arming users with Wi-Fi radios. Consumers also buying Wi-Fi-compatible hardware in their laptops and PDAs for use in the office or home.

We believe Wi-Fi is over 100 times faster than a standard modem connection. Wi-Fi is also significantly faster than the wireless services provided by cellular carriers which typically deliver throughput between 40k and 60k. The actual speed experienced by hot spot users is determined by the hot spot's connection to the Internet, which can range from low-end DSL (384k) to one or more T1s (1.5Mb and up), but this still promises much faster speed than any other available technology.

We are seeking to exploit the rapid build up of wireless networks by focusing our marketing efforts on our currently installed base of universities, K-12, municipalities and Fortune 1000 companies.

In addition, we have increased our ability to take advantage of the rapid acceptance and deployment of internet-based telephone communications as a result of our acquisition of Del Mar Systems International, Inc. Del Mar Systems provides Voice over Internet Protocol, or VoIP, which offers customers the ability to effect local and long distance phone calls via the internet for flat monthly rates, in most cases at a considerable cost savings from traditional per minute charges from the major telecommunications providers. We now have the ability to provide VoIP installation and deployment services to our customers through Del Mar Systems.

                                         22


OUR  BUSINESS

A company's communication network is critical in achieving the timely flow of information. Typically, a company's network expands beyond its existing headquarters to remote offices and remote users. The number of networking applications continues to grow and the demand for high-speed connectivity to move data back and forth is increasing dramatically. Until recently, a company's only alternative in obtaining high-speed connectivity was to contact the telephone company and have a high-speed landline service installed so that connectivity could be achieved between its locations. The issue today is that these high-speed landlines take too much time to install, are not available in all locations, do not solve remote application usage and are costly to use on a monthly basis.

We seek to exploit the growing demand in high-speed connectivity by providing complete network solutions including best of breed wireless products, engineering services for which our technicians design the applications required for the network build out, structured cabling and deployment. We offer the ability to integrate superior solutions across the vast majority of communication requirements.

There are multiple products associated with the deployment of a wireless solution including microwave equipment, free space optical equipment and specialty components. There are also important services such as site design, product integration, structured cabling, network security, training and technical support. The integration of all these products and services is critical in achieving the desired results for the customer. The specific products used and services offered vary depending on the connection speed required and distances between points. We provide specialty communication systems, Wi-Fi deployment and WLANs to corporations, municipalities and educational institutions.

We define wireless deployment as the internal and external design and installation of a wireless solution to support connectivity between two or more points without the utilization of landline infrastructure. End users turn to us to design and integrate a wireless solution, as there are many components from various technology providers. Wireless solutions can offer a user:
-  High-speed  connectivity;
-  Immediate  installation;
-  Network  ownership;  and
-  Low  costs.

We also provide network security, train end users and provide on-going technical support to insure a successful installation.

SUPPLIERS

While we are predominately a service company, we purchase and resell products such as networking routers, cable, software and video equipment that are involved in our project installations. We purchase our products from various distributors. Should any of these distributors cease operations, our business would not be adversely affected because these products are readily available from multiple distributors locally, regionally or nationally.

We have agreements with Vivato, Motorola Inc. and Aruba Wireless Networks that give us what we believe to be the finest suite of products in the installation of wireless solutions. Through our Motorola agreement and the use of one of its flagship wireless products "The Canopy," we have the ability to install point to point service directly for Wireless Internet Service Providers or proprietors of WLANs or expanded 'Hot Zones' up to 4 kilometers through our Vivato agreement. Vivato is a San Francisco-based network infrastructure company and manufacturer of the industry's first Wi-Fi switches for enterprises and service providers. Adhering to the IEEE 802.11 standard, Vivato's patent-pending PacketSteering
(TM) technology changes the old rules of Wi-Fi deployment. Vivato Wi-Fi switches deliver unprecedented range and capacity, with enterprise-class security.
Aruba's family of Wi-Fi switches deliver centralized wireless security and management of all types of enterprise environments.

                                         23


We also have reseller agreements for dial tone and high speed internet access with XO Communications, Qwest, Inc., Mpower, Inc. and Paetec. We act as a non-exclusive agent for these companies.

SALES  AND  MARKETING

Our employees market and sell our services through a direct team of five sales and project management professionals. We are proactive and able to visit personally with our clients from time to time. We do not employ an outside sales force.

We also use several methods of mass marketing to advertise our products and services including direct mailings, and the distribution of brochures which describe our services. Additionally, we maintain a web site that describes our services. We believe that these methods of marketing are a key factor in the securing of new business.

CUSTOMERS

We currently provide our products and services to the markets in K-12 education, universities, municipalities and Fortune 1000 companies. Some of our current customers include the University of California - Los Angeles, SAIC. Travelers Insurance and Greenpoint Financial No other customer represents more than 10% of our annual revenue.

COMPETITION

The network cabling market is very fragmented and highly competitive. In the markets where we operate, we experience intense competition from other independent providers of network solutions. Our competitors include regional, privately-held companies including Sunglo Communications, Pacific Coast Cabling, and Netversant. We are aware of only one publicly-traded competitor, WPCS International Inc. There is no one dominant competitor. We believe that success in the industry is based on maintenance of product quality, competitive pricing, delivery efficiency, customer service and satisfaction levels, maintenance of satisfactory dealer relationships, and the ability to anticipate technological changes and changes in customer preferences. We believe our competitive advantage lies in our ability to provide superior customer service while offering a more diverse line of hard product offering than our competitors.

EMPLOYEES

As of July 15, 2004, we employed 28 full time employees, Three are executives, ten are in sales and marketing, thirteen are project managers or technicians and one is in administration. We believe our relations with all of our employees are good.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read this section together with our consolidated financial statements and related notes thereto included in this report.

OVERVIEW

We are a project engineering company that focuses on the implementation requirements of specialty communication systems, Wireless Fidelity, or Wi-Fi, deployment and fixed Wireless Local Area Networks, or WLANs. We offer the ability to integrate superior solutions across a vast majority of communication requirements.

                                         24


We have a two-pronged approached to our business model. One is the continued focus on our core competency of project management in wired networking infrastructure, design, installation and support of communications solutions. Second, is to leverage that expertise in our pursuit of the infrastructure to build-out of Wi-Fi and WLANs.

CRITICAL  ACCOUNTING  POLICIES

We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations are discussed throughout this section where such policies affect our reported and expected financial results. Our preparation of our Consolidated Financial Statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Our accounting policies that are the most important to the portrayal of our financial condition and results, and which require the highest degree of management judgment relate to revenue recognition, the provision for uncollectible accounts receivable, property and equipment, advertising and issuance of shares for service.

Our revenue recognition policies are in compliance with all applicable accounting regulations, including American Institute of Certified Public Accountants Statement of Position 81-1, Accounting for Performance of
Construction-Type and Certain Production-Type Contracts. Revenues from installations, cabling and networking contacts are recognized when the contracts are completed. The completed-contract method is used because the contracts are short-term in duration or we are unable to make reasonably dependable estimates of the costs of the contracts. Our revenue recognition policy for sale of network products is in compliance with Staff accounting bulletin 104. Revenue from the sale of network products is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed and collectibility is reasonably assured.

We estimate the likelihood of customer payment based principally on a customer's credit history and our general credit experience. To the extent our estimates differ materially from actual results, the timing and amount of revenues recognized or bad debt expense recorded may be materially misstated during a reporting period.

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the declining balance method over the estimated useful lives of the assets at five to seven years. Expenditures for maintenance and repairs are charged to expense as incurred.

We  expense  advertising  costs  as  incurred.

We account for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

                                         25


GOING  CONCERN  OPINION

Our audited financial statements for the fiscal year ended December 31, 2003, reflect a net loss of ($3,434,607). Although these conditions raised substantial doubt about our ability to continue as a going concern if we do not acquire sufficient additional funding or alternative sources of capital to meet our working capital needs, we believe we could continue operating for the next twelve months without additional capital but would have to curtail our operations and plans for expansion. To meet our future obligations, we intend, from time to time, to issue shares of common stock or issue convertible debenture in private placements. While we believe that we will be able to access funds in the manner we have been able to in the past, it is possible we will not be able to raise funds on acceptable terms or at all.

TWELVE MONTH PERIOD ENDED DECEMBER 31, 2003 AS COMPARED TO TWELVE MONTH PERIOD ENDED DECEMBER 31, 2002 (RESTATED FOR DISPOSAL OF SUBSIDIARIES)

NET  REVENUES
-------------

Net revenues for the year ended December 31, 2003 were $1,233,908 compared to $804,080 for the year ended December 31, 2002 due to increased marketing and contracts received. We also experienced an increase in higher education contracts during the period ended December 31, 2003 vs. same period in 2002 due to an increase in target marketing to this sector. Our year to date revenues are higher than the same period a year ago due to an increase in the total amount of new contracts received. All of our revenue in the current period is from Network Installation Corp. Our operations from the subsidiaries disposed of in 2002 have been separately classified in the Statements of Operations.

COST  OF  REVENUES
------------------

Cost of revenues for the year ended December 31, 2003 were $965,569 compared to $568,444 for the year ended December 31, 2002. Our Cost of Revenue increased for the 12 months ended December 31, 2003 when compared to the same period in 2002, due to a decrease in Revenues for the three month period ended September 30, 2003.

OPERATING  EXPENSES
-------------------

Operating Expenses for the year ended December 31, 2003 were $2,306,774 compared to $340,267 for the year ended December 31, 2002 due to the issuance of shares of common stock recorded as $889,550 for consulting fees in 2003.

OTHER  INCOME  (EXPENSE)
------------------------

Other Income (Expense) for the year ended December 31, 2003 was ($1,394,607) compared to ($4,375) for the year ended December 31, 2002. The increase on Other Expenses is primarily due to increased interest expenses from the conversion of debentures and $1,199,700 for the issuance of common stock for an investment; in conjunction with convertible debentures which were recorded as Loss on Conversion and Interest Expense respectively.


                                         26

NET  LOSS
---------

Net Loss for the year ended December 31, 2003 was ($3,434,607) compared to ($109,806) for the year ended December 31, 2002 due to increased Interest and General, Administrative and Selling Expenses.

BASIC  AND  DILUTED  LOSS  PER  SHARE
-------------------------------------

Our basic and diluted loss for the year ended December 31, 2003 was ($0.34) compared to ($0.01) for the year ended December 31, 2002 due to an increase of our Net Loss.

THREE MONTH PERIOD ENDED MARCH 31, 2004 AS COMPARED TO THREE MONTH PERIOD ENDED MARCH 31, 2003

RESULTS  OF  OPERATIONS
-----------------------

We generated consolidated revenues of $510,522 for the three month period ended March 31, 2004, as compared to $442,463 for the three month period ended March 31, 2003. The increase in revenues for this quarter when compared to the same quarter last year is due to the increase in marketing expenditures, increase in our sales force and the acquisition of Del Mar Systems, which contributed only nominally to our revenue for the quarter.

COST  OF  REVENUE
-----------------

We incurred Cost of Revenue of $320,220 for the three month period ended March 31, 2004, as compared to $186,359 for the three month period ended March 31, 2003. Our Cost of Revenue increase is due to an increase in the expansion of locations from the prior quarter which were expensed in the period ending March 31, 2004.

Gross  Profit
-------------

We had gross profit of $190,302 for the three month period ended March 31, 2004, as compared to $256,104 for the three month period ended March 31, 2003. The decrease in gross profit for this quarter when compared to the same quarter last year is due to an increase in our Cost Of Revenue and the acquisition of Network Installation Corp.

GENERAL,  ADMINISTRATIVE  AND  SELLING  EXPENSES
------------------------------------------------

We incurred costs of $584,367 for the three month period ended March 31, 2004 as compared to $192,001 for the three month period ended March 31, 2003, respectively. General, Administrative and Selling Expenses in the current period increased is due to the increase in professional and consulting fees and headcount including branch sales managers, VP Marketing & Sales and direct sales force.

NET  LOSS  BEFORE  INCOME  TAXES
--------------------------------

We had a loss before taxes of ($546,122) for the three month period ended March 31, 2004 as compared to net income of 62,352 for the three month period ended March 31, 2003. The increase is due to an increase in our expenses including marketing expenses, travel and headcount including branch sales managers, VP Marketing & Sales and direct sales force.

                                         27


NET  INCOME  (LOSS)
-------------------

We had a loss of ($546,122) for the three month period ended March 31, 2004 as compared to income before income taxes of $62,352 for the three month period ended March 31, 2003. The increase in net income (loss) is due to the factors described above.

BASIC  AND  DILUTED  INCOME  (LOSS)  PER  SHARE

Our basic and diluted income (loss) per share for the three month period ended March 31, 2004 was ($0.04) as compared $.01 for the three month ended March 31, 2003.

LIQUIDITY  AND  CAPITAL  RESOURCES
----------------------------------

As of March 31, 2004, our Current Assets were $283,894 and Current Liabilities were $1,959,024. Cash and cash equivalents were $0. Our Stockholder's Deficit at March 31, 2004 was ($1,613,982).

We had a net usage of cash due to operating activities for the three month period ended March 31, 2004 of $(324,910). We had net cash provided by financing activities of $324,243 for the three month period ended March 31, 2004 which was mainly due from borrowings of $426,989 in the period ended March 31, 2004.

FINANCING  ACTIVITIES
---------------------

As of July 22, 2004, we had issued convertible debentures of $918,500 to Dutchess Private Equities Fund and Dutchess Private Equities Fund, II, collectively. The holders of the debentures are entitled to convert the face amount of these debentures, plus accrued interest at the lesser of (i) 75% of the lowest closing bid price during the 15 trading days prior to the conversion date or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. The various convertible debentures shall pay a coupon ranging from 6% to 8% cumulative interest. We make interest payments beginning on April 25, 2004, in an amount equal to $3,500.00, in cash, to the holder for the debentures on March 31, 2004, April 4, 2004 and April 14, 2004. Each subsequent payment thereafter shall be tendered every thirty days from said date in the same amount, in cash, to the holder. We may make prepayments at any time. The debentures are payable on March 31, 2009. The convertible debentures are convertible into shares of our common stock.

On May 31, 2004, we closed a private placement offering of 745,001 shares of our common stock priced at $3.00 per share, totaling $2,345,000 and a warrant to purchase a common share of common stock for $5.00 per share.


                                         28

CAPITAL  COMMITMENTS

On March 1, 2004, we entered into a Promissory Note Agreement for $500,000 with Stephen Pearson, for the acquisition of Del Mar Systems, Inc. The note bears 5% interest per annum and we make payments of $41,667 per month toward the balance, maturing in April 2005. The balance outstanding at March 31, 2004 was $459,280.

As of July 22, 2004, a portion of the convertible debentures totaling $250,500 issued to Dutchess Fund and Dutchess Private Equities Fund, II, collectively require us to make interested payments. We make interest payments beginning on April 25, 2004, in an amount equal to $3,500.00, in cash, to the holder for the debentures on March 31, 2004, April 4, 2004 and April 14, 2004. Each subsequent payment thereafter shall be tendered every thirty days from said date in the same amount, in cash, to the holder. We may make prepayments at any time. The debentures are payable on March 31, 2009.

On February 23, 2004, we issued a note in the amount of $46,489. The note bears no interest rate and is payable on July 30, 2004.

We  have  an unsecured, non-interest bearing note for $25,000 due November 2005.

We  have  a  $45,500  loan  payable  due  in  March  31,  2005.

We settled litigation with Arman Moheban that requires us to pay $22,400 in four equal monthly installments of $5,600 beginning July 1, 2004. As of July 20, we have made one payment of $5,600.

SUBSIDIARIES
------------

As of March 31, 2004, we had two wholly-owned subsidiaries, Network Installation Corp. and Del Mar Systems International, Inc.

                             DESCRIPTION OF PROPERTY

We currently sublease 2,500 sq ft. of office space located in a technology park at 18 Technology Dr., Suite 140A, Irvine, CA. Our monthly rent is approximately $2,300 per month, and our lease runs month to month.

On June 1, 2004, we entered into a lease agreement for an office located at 7702
E. Doubletree Ranch Road Suite 500, Scottsdale, AZ, for approximately 1 year at a fee of $750 per month.

On May 20, 2004, we entered into a lease agreement for an office located at 2377 Gold Meadow Way, Gold River, CA, for approximately 3 months at a fee of $596 per month.

On January 6, 2004, we entered into a lease agreement for an office located at 3960 Howard Hughes Parkway 5th Floor, Las Vegas, NV, for approximately 2 months at a fee of $668 per month.

On March 1, 2004, we entered into a lease agreement for an office located at 11601 Wilshire Blvd., Suite 500, Los Angeles, CA, for approximately 6 months at a fee of $790 per month.

On June 1, 2004, we entered into a lease agreement for an office located at 601 Union Street, Two Union Square, 42nd Floor, Seattle, WA, for approximately 6 months at a fee of $260 per month.

                                         29


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 7, 2002, we issued 51,361 shares of common stock in the name of Delaware Charter Guarantee and Trust, FBO Greg Mardock, our CEO and a director at that time, in exchange for a promissory note of $64,588 principal amount and interest of $5,861. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On October 8, 2002, we issued to 21,250 and 8,750 shares to Edward R. Fearon, and Escamilla Capital Corporation respectively, both related parties. Fearon and Hector Escamilla were each an officer and director of both Primavera Corp. and Escamilla Capital Corporation. In addition, Fearon was CEO of our former subsidiary NTSB. These shares were issued in exchange for notes issued by Primavera Corporation to BECO M-A, L.P. and BECO Joint Venture No. 1 amounting to $60,000 and accrued interest of $16,595 total consideration of $76,595. Fearon and Escamillia were also officers and directors of BECO M-A, L.P. and BECO Joint Venture No. 1. When we acquired Primavera Corp. we also acquired its liability to BECO M-A, L.P. and BECO Joint Venture No. 1. Mr. Fearon and Escamilla Capital Corporation agreed to accept shares to settle the debt instead of cash. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On October 31, 2002, Western Cottonwood Corporation, a related entity, agreed to convert $2,000,000 in debt owed by us to 200 shares of our Series A Preferred Stock. Subsequent to December 31, 2002 the shares were not issued and the agreement was mutually voided. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party. On November 5, 2002, we issued Western Cottonwood Corp 75,000 shares of common stock in exchange for $75,000 in Promissory Notes. Subsequent to December 31, 2002 the note was amended to be in exchange for $300,000 in Promissory Notes. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On April 7, 2003, we issued 800,000 shares of common stock to Dutchess Private Equities Fund as inducement for debentures amounting to $80,000. The shares were valued at $120,000. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On April 8, 2003, we entered into an agreement to rescind the acquisition of W3M, Inc., d/b/a Paradigm Cabling Systems, from its inception. The agreement was made available in our 10-KSB filed on April 15, 2003. In order to acquire 80% of the outstanding common stock of Paradigm, we entered into an acquisition agreement dated October 31, 2002. Pursuant to the terms of the acquisition, 80% of the outstanding capital stock of Paradigm was transferred to us. In exchange, we agreed to issue shares of a new Series A Convertible Preferred Stock to the exchanging shareholders of Paradigm as follows:

Name                No.  Of  Shares  of  Series  A  Convertible  Preferred
-----                -----------------------------------------------
Michael  Cummings                   71.25  shares
Ashford  Capital                    71.25  shares
Total                              142.50  shares


                                         30


This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

We subsequently agreed with Paradigm to void the transaction ab initio (that is, at its inception), with the effect that Paradigm is the owner of its Assets and Liabilities and the shares of our Preferred Stock issued to Paradigm are restored to the status of authorized but unissued shares. We exchanged mutual general releases with Paradigm in order to restore the parties to their respective positions immediately prior to the execution and delivery of the purchase agreement. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On April 9, 2003, we entered into a Restructuring & Release Agreement with Greg Mardock, John Freeland, Western Cottonwood Corporation, Atlantis Partners and VLK Capital Corp. Pursuant to this Agreement, Greg Mardock resigned as our director and employee and Michael A. Novielli, Douglas H. Leighton and Theodore
J. Smith, Jr. were appointed as directors. Listed below are additional obligations of parties to the Agreement:
- Western Cottonwood Corporation agreed to forgive $1,984,849.99 in Notes receivable and interest receivable as of December 31, 2002. - Greg Mardock resigned as our officer and employee.
- Messrs. Mardock and Freeland immediately released any and all claims to collateral, security or title of any of our assets.
- Western Cottonwood and Atlantis Partners will maintain a combined ownership percentage of 4.9%. The percentage ownership of 4.9% shall be non-dilutive through our first merger or acquisition transaction with a going concern. - Greg Mardock will maintain an ownership percentage of 2.0%. His ownership percentage of 2.0% shall be non-dilutive through our first merger or acquisition transaction with a going concern.
- We issued 690,000 shares of common stock as a part of restructuring agreement at a value of $1,727,908. All stock issued to the parties to this Agreement was restricted and had no registration rights. The parties also agreed to additional rules governing resale of the shares. The shares may not be sold either in the public market nor in a private transaction for a period of one year, the parties may not sell more than one twelfth of their entire ownership stake in any one month for a period covering the thirteenth month through the twenty fourth month. Additionally, for a period of time the stock is not transferable and may not be loaned. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On April 1, 2003 we entered into a Consulting Agreement with Dutchess Advisors LLC, where Dutchess Advisors would provide the following services:
- Assist us with our capitalization and restructuring; and - Assist us with our business development by seeking potential business partners, candidates for joint ventures, mergers and acquisitions or qualified persons to join our board of directors. This transaction as no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

We agreed to pay Dutchess Advisors 700,000 shares of common stock for these services. These shares were valued at $105,000. Additionally, we agreed to pay $3,000 per month for non accountable expenses for months 1-12 and $5,000 per month for months 13-24. The term of the Consulting Agreement is 24 months. In June 2003, we amended the Agreement to pay Dutchess Advisors $5,000 per month beginning June 2003. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On April 10, 2003, we issued convertible debentures of $40,000 to Dutchess Private Equities Fund. The debentures convert into common stock at the lesser of
(i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the Closing Date of the transaction. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

                                         31


On May 5, 2003, we issued convertible debentures of $15,000 to Dutchess Private Equities Fund, LP. The debentures convert into common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the closing date of the transaction. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On May 16, 2003, we entered into a Stock Purchase Agreement with Michael Cummings, the owner of 100% of the outstanding shares of common stock of Network Installation, Inc., or Network. Pursuant to this Agreement, we acquired all outstanding shares of common stock of Network. The purchase price consisted of $50,000 and 7,382,000 shares of our common stock. In addition, we agreed to issue a five year option to purchase an additional 618,000 shares of our common stock to Mr. Cummings if Network's total revenue exceeds $450,000 for the period beginning on June 1, 2003 and ending August 31, 2003. Network's total revenues exceeded $450,000 for the period beginning June 1, 2003 and ending August 31, 2003. The options are exercisable at a price equal to the closing bid price of our common stock on August 29, 2003 which was $2.95. As of January 15, 2004, Mr. Cummings has not exercised the options. At the time of the acquisition there were no material relationships between us and Mr. Cummings. As a result of the acquisition, Mr. Cummings replaced Mr. Novielli as Chief Executive Officer and became our director. Mr. Novielli remained as Chairman of the Board of Directors. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On May 26, 2003, we issued convertible debentures of $25,000 to Dutchess Private Equities Fund. The debentures convert into common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the closing date of the transaction. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On June 16, 2003, we issued convertible debentures of $25,000 to Dutchess Private Equities Fund. The debentures convert into common stock at the lesser of
(i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On July 22, 2003, we issued convertible debentures of $15,000 to Dutchess Private Equities Fund. The debentures convert into common stock at the lesser of
(i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the closing date of the transaction. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On July 28, 2003, we issued convertible debentures of $95,000 to Dutchess Private Equities Fund. The debentures convert into common stock at the lesser of
(i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the closing date of the transaction. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On August 13, 2003, we issued convertible debentures of $20,000 to Dutchess Private Equities Fund. The debentures convert into common stock at the lesser of
(i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the closing date of the transaction. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

                                         32


On the respective dates above, from April 10, 2003, for each issuance of convertible debentures mentioned above, we issued 100,000 shares of common stock for each $10,000 invested, for a total of 2,350,000 shares to Dutchess Private Equities Fund in 2003 as incentive per the debenture agreement. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On September 10, 2003, we issued convertible debentures of $28,000 to Dutchess Private Equities Fund. The debentures convert into common stock at the lesser of
(i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the closing date of the transaction. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On September 18, 2003, we entered into a Promissory Note with Dutchess Private Equities Fund. The note carries no interest rate and was due on October 17, 2003. As of January 27, 2004, we had paid the entire amount due. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On October 5, 2003, we issued convertible debentures of $75,000 to Dutchess Private Equities Fund. The debentures convert into common stock at the lesser of
(i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On December 17, 2003, we entered into a Promissory Note with Dutchess Private Equities Fund. The note carries no interest rate and is due on December 17, 2005. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On January 5, 2004 we issued 11,462 shares of common stock for assumption of a liability in the amount of $32,552 by Dutchess Private Equities Fund. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On February 27, 2004, we issued convertible debentures of $260,000 to Dutchess Private Equities Fund for forgiveness of Promissory Notes on December 17, 2003 ($35,000), January 9, 2004 ($125,000), February 2, 2004 ($75,000), and February
5, 2004 ($25,000) due and payable on their respective dates. The holder of the debentures is entitled to convert the face amount of these debentures, plus accrued interest into common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 trading days prior to the conversion date or
(ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. The convertible debentures shall pay 6% cumulative interest, in cash or in shares of common stock, at our option, at the time of each conversion. The debentures are payable on February 27, 2009. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On March 1, 2004, we issued convertible debentures of $155,500 to Dutchess Private Equities Fund. The holder of the debentures is entitled to convert the face amount of this debentures, plus accrued interest into common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 trading days prior to the conversion date or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. The convertible debentures shall pay 6% cumulative interest, in cash or in shares of common stock, at our option, at the time of each conversion. The debentures are payable on March 1, 2009. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

                                         33


On March 31, 2004, we issued convertible debentures of $155,000 to Dutchess Private Equities Fund, II. The holder of the debentures is entitled to convert the face amount of this debentures, plus accrued interest into common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 trading days prior to the conversion date or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. The convertible debentures shall pay 8% cumulative interest. We make interest payments beginning on April 25, 2004, in an amount equal to $2,000.00, in cash, to the Holder. Each subsequent payment thereafter shall be tendered every thirty
(30) days from said date in the same amount, in cash, to the Holder. We may make prepayments at any time. The debentures are payable on March 31, 2009. The debentures were funded on April 1, 2004. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

on April 4, 2004, we issued convertible debentures of $50,000 to Dutchess Private Equities Fund, II . The holder of the debentures is entitled to convert the face amount of these debentures, plus accrued interest into common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 trading days prior to the conversion date or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. The convertible debentures pay 8% cumulative interest, in cash or in shares of common stock, at our option, at the time of each conversion. The debentures are payable on April 4, 2009. We make interest payments beginning on May 8, 2004, in an amount equal to $500.00, in cash, to the Holder. Each subsequent payment thereafter shall be tendered every thirty (30) days from said date in the same amount, in cash, to the Holder. We may make prepayments at any time. The debentures are payable on March 31, 2009. As of July 20, 2004, the Debenture has been repaid in the amount of $40,000. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

Convertible debentures of $50,000 issued to Dutchess Private Equities Fund, II on April 14, 2004. The holder of the debentures is entitled to convert the face amount of these debentures, plus accrued interest into common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 trading days prior to the conversion date or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. The convertible debentures pay 8% cumulative interest, in cash or in shares of common stock, at our option, at the time of each conversion. The debentures are payable on April 14, 2009. We make interest payments beginning on May 14, 2004, in an amount equal to $100.00, in cash, to the Holder. Each subsequent payment thereafter shall be tendered every thirty (30) days from said date in the same amount, in cash, to the Holder. We may make prepayments at any time. The debentures are payable on March 31, 2009. As of July 20, 2004, the debenture has been repaid in full and is no longer an outstanding obligation. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

We have an unsecured, non-interest bearing notes for $87,691 due June 15, 2004, due to Michael Cummings. An additional $46,489 was contracted during the three month ended March 31, 2004. This additional advance is non-interest bearing and due July 30, 2004. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

During the three months ended March 31, 2004, we repaid a $76,000 due to Dutchess Private Equities Fund under a factoring agreement for the Promissory note on September 18, 2003. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

                                         34


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Bid and ask quotations for our common shares are routinely submitted by registered broker dealers who are members of the National Association of Securities Dealers on the NASD Over-the-Counter Electronic Bulletin Board. These quotations reflect inner-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low bid information for our shares for each quarter for the last two years, so far as information is reported, through the quarter ended June 30, 2004, as reported by the Bloomberg Financial Network, are as follows:

Quarter Ended    High Bid     Low Bid
31-Mar-02 . .    $    0.86    $   0.22
30-Jun-02 . .    $    0.51    $   0.15
30-Sep-02 . .    $    0.20    $   0.02
31-Dec-02 . .    $    0.03    $   0.00
31-Mar-03 . .    $    2.00    $   0.05
30-Jun-03 . .    $    0.35    $   0.15
30-Sep-03 . .    $    5.35    $   0.80
31-Dec-03 . .    $    3.50    $   3.10
31-Mar-04 . .    $    5.30    $   3.50
30-Jun-04 . .    $    5.50    $   2.90


NUMBER  OF  SHAREHOLDERS

As  of  July  20,  2004,  we  had  approximately  1,014  shareholders of record.

DIVIDEND  POLICY

We have never declared dividends on our common shares and we do not anticipate declaring any dividends in the foreseeable future, though there are no existing restrictions on the authority of the Board of Directors to declare dividends out of funds legally available for the payment of dividends.

                             EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation for the fiscal years ended December 31, 2003, 2002, 2001 and paid or accrued by us to our Chief Executive Officer. No executive officers earned more than $100,000 in the 2002 and 2001 fiscal years.


                                         35


                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION                                   LONG TERM COMPENSATION
                              --------------------                                   -----------------------
                                                                            AWARDS                      PAYOUTS
                                                                           -----------                 ------------
NAME AND PRINCIPAL        YEAR        SALARY       BONUS    OTHER           RESTRICTED   SECURITIES    LTIP       ALL OTHER
POSITION                              ($)          ($)    ANNUAL            STOCK        UNDERLYING    PAYOUT($)  COMP.($)
                                                          COMPENSATION ($)  AWARDS       OPTIONS/SARS

Greg Mardock,              (1)2001      0             0          0            156,666         0            0           0
  Chief Executive Officer  (2)2002     $12,000        0          0               0            0            0           0
Michael Cummings, Chief     2003      $100,000        0          0               0            0            0        152,700 (3)
Executive Officer

(1) Mr. Mardock received compensation from Mardock, Inc., a subsidiary of our wholly-owned subsidiary, Flexxtech Holdings, Inc. at that time.

(2) Mr. Mardock received compensation from Mardock, Inc., a subsidiary of our wholly-owned subsidiary at that time, Flexxtech Holdings, Inc. VLK Capital Corp. was issued 5,909,333 shares of common stock for managerial services valued at $.902 per share, as amended for the 18 month period from January 2001 through June 2002. VLK subsequently issued 783,333 shares to Greg Mardock.

(3) Mr. Cummings received 100,000 shares of common stock valued at $1.527 per share as compensation for serving on the Board of Directors.

Mr. Mardock resigned in April, 2003. Mr. Cummings became our Chief Executive Officer in May 2003.


EMPLOYMENT  AGREEMENTS

We executed an employment agreement with Mr. Cummings on May 23, 2004. The employment agreement shall continue in effect for a period of one year and can be renewed upon mutual agreement between Mr. Cummings and us. We may terminate the employment agreement at our discretion during the initial term, provided that we shall pay Mr. Cummings an amount equal to payment at Mr. Cumming's base salary rate for six months. We can also terminate the employment agreement for cause with no financial obligations to Mr. Cummings. Mr. Cummings currently earns a gross salary of $16,000 per month and 5% of the adjusted net profits for a one-year period ending on May 23, 2005.

We executed an employment agreement with Mr. Robert W. Barnett on January 19, 2004. Mr. Barnett earns an annual salary of $108,000 with commissions/bonuses to be determined upon arrival of up to approximately $142,000, and a car allowance of $600 per month. At 1 year of employment, Mr. Barnett shall earn and accrue severance payments based on year-to-year sales performance relating to the agreed annual Company revenue plan. These payments shall accrue at the rate of 1 month per year of employment, up to a maximum of 6 months severance, and shall only be effective in the event that we terminate his employment if for any reason other than the reasons relating to the "Termination for Cause" section.

                             DIRECTORS COMPENSATION

During the twelve month period ended December 31, 2003, each Board Member received 100,000 shares of common stock for their duties. We do not have a formal plan to compensate directors.

                                         36


                             ADDITIONAL INFORMATION

Our common stock is registered with the SEC under section 12(g) of the Securities Exchange Act of 1934. We file with the SEC periodic reports on Forms 10-KSB, 10-QSB and 8-K, and proxy statements, and our officers and directors file reports of stock ownership on Forms 3, 4 and 5. We intend to send annual reports containing audited financial to the shareholders. Additionally, we filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement.

Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.


                                         37

                              FINANCIAL STATEMENTS

                         REPORT OF INDEPENDENT AUDITORS

TO THE STOCKHOLDERS AND BOARD OF DIRECTORS NETWORK INSTALLATION CORPORATION We have audited the accompanying consolidated balance sheet of Network Installation Corp. (formerly, Flexxtech Corporation), a Nevada Corporation and subsidiary, as of December 31, 2003 and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the two years in the period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Network Installation Corporation and subsidiary as of December 31, 2003 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The Company's consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of $5,466,840 including net losses of $3,434,607 and $109,806 for the years ended December 31, 2003 and 2002, respectively. These factors as discussed in Note 3 to the financial statements raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KABANI  &  COMPANY,  INC.
CERTIFIED  PUBLIC  ACCOUNTANTS


Fountain  Valley,  California
March  12,  2004

                   NETWORK INSTALLATION CORP. AND SUBSIDIARIES

                                TABLE  OF  CONTENTS
                     (for the twelve months ended December 31, 2003)

                                                                      PAGE

CONSOLIDATED  BALANCE  SHEETS                                         F-1

CONSOLIDATED  STATEMENTS  OF  OPERATIONS                              F-2

STATEMENT OF STOCKHOLDERS' DEFICIT                                    F-3

CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS                             F-4

NOTES  TO  CONDENSED  CONSOLIDATED  FINANCIAL  STATEMENTS             F5-F16

                          NETWORK INSTALLATION CORP.
                        (FORMERLY, FLEXXTECH CORPORATION)
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003
                                     ASSETS

Current Assets:
               Cash and cash equivalents . . . . . . . . . . . .  $       667
               Accounts receivable, net. . . . . . . . . . . . .      353,119
               Work in progress . . . . . . . . . . . . . . . . .     200,000
               Other current assets. . . . . . . . . . . . . . .        2,289
                                                                  ------------
       Total Current assets. . . . . . . . . . . . . . . . . . .      556,075

Property and Equipment, net. . . . . . . . . . . . . . . . . . .        6,898

                                                                  ------------
TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . .  $   562,973
                                                                  ============


                          LIABILITIES & STOCKHOLDERS' DEFICIT

Current Liabilities:
               Accounts payable and accrued expenses . . . . . .  $ 1,532,893
               Deferred revenue. . . . . . . . . . . . . . . . .      280,924
               Loans payable . . . . . . . . . . . . . . . . . .       45,500
               Loans payable related parties . . . . . . . . . .      163,691
               Due to factor . . . . . . . . . . . . . . . . . .       14,056
               Convertible debt - current. . . . . . . . . . . .      517,616
                                                                  ------------
       Total Current Liabilities . . . . . . . . . . . . . . . .    2,554,680

Long-term Liabilities:
               Loans Payable . . . . . . . . . . . . . . . . . .       65,000
               Loans payable related parties . . . . . . . . . .       35,000
               Convertible debt. . . . . . . . . . . . . . . . .      165,000
               Convertible debt -related parties . . . . . . . .      338,000
                                                                  ------------
       Total Long-term Liabilities . . . . . . . . . . . . . . .      603,000

STOCKHOLDERS' DEFICIT
        Common stock, authorized 100,000,000 shares at $.001 par
              value, issued and outstanding 12,616,330 shares. .       12,616
         Additional paid in capital. . . . . . . . . . . . . . .    2,743,222
         Shares to be issued . . . . . . . . . . . . . . . . . .      116,295
         Accumulated deficit . . . . . . . . . . . . . . . . . .   (5,466,840)
                                                                  ------------
             Total Stockholders' Deficit . . . . . . . . . . . .   (2,594,707)
                                                                  ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT. . . . . . . . . . .  $   562,973
                                                                  ============
The accompanying notes are an integral part of these financial statements.


                                    F-1

                            NETWORK INSTALLATION CORP.
                        (FORMERLY, FLEXXTECH CORPORATION)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
                                                               2003         2002
                                                        ------------  -----------
NET REVENUE. . . . . . . . . . . . . . . . . . . . . .  $ 1,233,908   $  804,080

COST OF REVENUE. . . . . . . . . . . . . . . . . . . .      965,569      568,444
                                                        ------------  -----------

GROSS PROFIT . . . . . . . . . . . . . . . . . . . . .      268,339      235,636

OPERATING EXPENSES . . . . . . . . . . . . . . . . . .    2,306,744      340,267

                                                        ------------  -----------
LOSS FROM OPERATIONS . . . . . . . . . . . . . . . . .   (2,038,405)    (104,631)

Other income (expense)
    Loss on conversion of debentures. . . . . . . . . .      (91,110)           -
    Interest expense . . . . . . . . . . . . . . . . .   (1,303,492)      (4,375)
                                                        ------------  -----------
           Total other income (expense). . . . . . . .   (1,394,602)      (4,375)
                                                        ------------  -----------
LOSS BEFORE INCOME TAXES . . . . . . . . . . . . . . .   (3,433,007)    (109,006)

Provision of Income taxes. . . . . . . . . . . . . . .        1,600          800

                                                        ------------  -----------
NET LOSS . . . . . . . . . . . . . . . . . . . . . . .  $(3,434,607)  $ (109,806)
                                                        ============  ===========

BASIC AND DILUTED NET LOSS PER SHARE:* . . . . . . . .  $      (.34)  $     (.01)
                                                        ============  ===========

Basic and diluted weighted average shares outstanding.   10,151,468    7,382,000
                                                        ============  ===========

*  The  basic  and  diluted net loss per share has been restated to retroactively effect  a  200:1  reverse  stock split  at  January  23,  2003

  Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.

The accompanying notes are an integral part of these financial statements.

                                    F-2



                                                 NETWORK INSTALLATION CORPORATION
                                                STATEMENTS OF STOCKHOLDERS' DEFICIT
                                                       DECEMBER 31, 2003
                                           COMMON STOCK
                                           ------------                                                            TOTAL
                                           NUMBER OF              ADDITIONAL SHARES         ACCUMULATED             STOCKHOLDERS'
                                           SHARES        AMOUNT   PAID IN CAPITAL    TO BE ISSUED   DEFICIT        DEFECIT
                                           ------------  -------  -----------------  -------------  ----------------------------
BALANCE AT JANUARY 1, 2002. . . . . . . . 7,382,000  $10,000  $              -   $           -  $   (245,727)  $     (235,727)

Recapitalization upon reverse acquisition 2,943,407      325           (74,326)         16,900    (1,826,558)      (1,883,659)

Distribution. . . . . . . . . . . . . . .        -        -                 -               -       (34,142)         (34,142)

Net loss for the year 2002. . . . . . . .        -        -                 -               -      (109,806)        (109,806)
                                           ------------  -------  -----------------  -------------  -------------  ---------------

BALANCE AT DECEMBER 31, 2002. . . . . .   10,325,407   10,325          (74,326)         16,900    (2,216,223)      (2,263,334)

Issuance of common stock
 for consulting services. . . . . . . . .     275,000     275            278,475                                        278,750
Issuance of common stock
 to directors for compensation. . . . . .     400,000      400           610,400                                        610,800
Issuance of common stock
 on conversion of debentures. . . . . . .     65,923       66           158,641                                        158,707
Issuance of common stock
 for incentive for debentures . . . . . .   1,550,000    1,550         1,198,150                                      1,199,700
Beneficial conversion
 feature of debentures. . . . . . . . . .                                134,000                                        134,000
Issuance of stock warrants
 for consulting services. . . . . . . . .                                289,967
Dividend to officer of the Company                                                                     184,000          184,000
Contributions to equity
 of subsidiary . . . . . . . . . . . . .                                 147,915                                        147,915
Conversion of debentures . . . . . . . .                                                  99,395                         99,395
Net loss for the year 2003 . . . . . . .                                                           (3,434,607)      (3,434,607)
                                           ------------  -------  -----------------  -------------  -------------  ---------------
BALANCE AT DECEMBER 31, 2003. . . . . . . .  12,616,330     $12,616  $    2,743,222          116,295  $(5,466,840)  $  (2,884,674)
                                           ============ =======   ==============    ============   ===========      ===========
The accompanying notes are an integral part of these financial statements.

                                    F-3


                                     NETWORK INSTALLATION CORP.
                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                                          DECEMBER 31, 2003
                                                                                   2003        2002
                                                                            ------------  ----------

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $(3,434,607)  $(109,806)
Adjustments to reconcile net loss to net cash provided by (used in)
   operating activities:
      Depreciation and amortization. . . . . . . . . . . . . . . . . . . .        3,364       3,355
      Issuance of stocks for consulting services, compensation & interest.    2,089,250           -
      Issuance of stock warrants for consulting services. . . . . . . . .       289,967
      Loss on settlement/conversion of debt. . . . . . . . . . . . . . . .       91,110           -
      Beneficial conversion feature of debentures. . . . . . . . . . . . .     (134,000)          -
      (Increase) / decrease in current assets
            Accounts receivable. . . . . . . . . . . . . . . . . . . . . .     (353,119)     50,219
            Work in progress . . . . . . . . . . . . . . . . . . . . . . .     (200,000)
             Deposits & other current assets . . . . . . . . . . . . . . .         (969)          -
      Increase in current liabilities
            Accrued expenses & accounts payable. . . . . . . . . . . . . .      901,624      99,816
                                                                            ------------  ----------
           NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES . . . . . .     (747,380)     43,584
                                                                            ------------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES
       Cash balance with disposed subsidiary . . . . . . . . . . . . . . .            -      (5,700)
       Cash received in acquisition of subsidiary. . . . . . . . . . . . .          667           -
                                                                            ------------  ----------
           NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES . . . . . .          667      (5,700)
                                                                            ------------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES
       Distribution to officer of the subsidiary . . . . . . . . . . . . .      184,000     (34,142)
       Proceeds from factor. . . . . . . . . . . . . . . . . . . . . . . .       14,056           -
       Proceeds from shares to be issued . . . . . . . . . . . . . . . . .      147,915           -
       Proceeds from related party debts . . . . . . . . . . . . . . . . .       80,691           -
       Proceeds from borrowings. . . . . . . . . . . . . . . . . . . . . .      303,399           -
                                                                            ------------  ----------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES. . . . . . .      730,061     (34,142)
                                                                            ------------  ----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS . . . . . . . . . . .      (16,652)      3,742

CASH AND CASH EQUIVALENTS -BEGINNING . . . . . . . . . . . . . . . . . . .       17,319      13,577
                                                                            ------------  ----------

CASH AND CASH EQUIVALENTS -ENDING. . . . . . . . . . . . . . . . . . . . .  $       667   $  17,319
                                                                            ============  ==========
The accompanying notes are an integral part of these financial statements.



                                    F-4



NETWORK  INSTALLATION  CORP.

NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS

1. DESCRIPTION OF BUSINESS AND SEGMENTS Network Installation Corp (NIC) was incorporated on July 18, 1997, under the laws of the State of California. NIC is a full service computer cabling, networking and telecommunications integrator contractor, providing networks from stem to stem in house. NIC participates in the worldwide network infrastructure market to end users, structured cabling market and the telephony services. NIC and Flexxtech are together referred as "the Company".

Pursuant to a purchase agreement on May 23, 2003, Flexxtech Corporation ("Flexxtech") acquired 100% of the issued and outstanding common stock of (NIC). The purchase price consisted of $50,000 cash, 7,382,000 shares of Flexxtech's common stock and five year option to purchase an additional 618,000 shares of Flexxtech stock if NIC's total revenue exceeds $450,000 for the period beginning on June 1, 2003 and ending August 31. The option was exercisable at a price equal to the closing bid price of the stock on August 31, 2003. Although the Company's revenue exceeded $450,000 during that period, on April 15, 2004 Cummings agreed to forgive and retire the option.

According to the terms of the share exchange agreement, control of the combined companies (the "Company") passed to the former shareholders of NIC. This type of share exchange has been treated as a capital transaction accompanied by recapitalization of NIC in substance, rather than a business combination, and is deemed a "reverse acquisition" for accounting purposes since the former owners of NIC controlled majority of the total common shares outstanding immediately following the acquisition. No pro forma financial statements are being presented as Flexxtech had no significant asset prior to the acquisition.

Flexxtech Corporation ("Flexxtech") was organized on March 24, 1998, under the laws of the State of Nevada, as Color Strategies. On December 20, 1999, Flexxtech changed its name to Infinite Technology Corporation. Flexxtech changed its name to Flexxtech Corporation in April 2000.

A certificate of amendment was filed on July 10, 2003 to change the parent company's name from Flexxtech Corporation to Network Installation Corp.

2.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  PRINCIPLES  OF CONSOLIDATION

The accompanying financial statements include the accounts of Network Installation Corp., formerly Flexxtech Corporation (legal acquirer, the "Parent"), and its 100% owned subsidiary, Network Installation Corporation. All significant inter-company accounts and transactions have been eliminated in consolidation. The historical results for the year ended December 31, 2003 include the accounts of NIC for the full year and Flexxtech from the acquisition date through December 31, 2003, while the historical results for the year ended December 31, 2002 include NIC only.

USE  OF  ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

                                    F-5


CASH  AND  CASH  EQUIVALENTS

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

ACCOUNTS  RECEIVABLE

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $79,309 as at December 31, 2003.

WORK  IN-PROGRESS

Work in-progress represents cost incurred on uncompleted contracts. Cost consists of labor and direct costs incurred on the contract. Work in progress at December 31, 2003 amounted to $200,000.

PROPERTY  &  EQUIPMENT

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.
Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of five to seven years.

LONG-LIVED  ASSETS

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2003 and 2002, there were no significant impairments of its long-lived assets.

REVENUE  RECOGNITION  &  DEFERRED  REVENUE

The Company's revenue recognition policies are in compliance with all applicable accounting regulations, including American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. Revenues from installations, cabling and networking contacts are recognized when the contracts are completed (Completed-Contract Method). The completed-contract method is used because the contracts are short-term in duration or the Company is unable to make reasonably dependable estimates of the costs of the contracts.

                                    F-6


Under the Completed-Contract Method, revenues and expenses are recognized when services have been performed and the projects have been completed. For projects, which have been completed but not yet billed to customers, revenue is recognized based on management's estimates of the amounts to be realized. When such projects are billed, any differences between the initial estimates and the actual amounts billed are recorded as increases or decreases to revenue. Expenses are recognized in the period in which the corresponding liability is incurred. Deferred revenue represents revenue that has been received or is receivable before it is earned, i.e., before the related services are performed. Deferred revenue amounted to $280,924 at December 31, 2003.

The Company's revenue recognition policy for sale of network products is in compliance with Staff accounting bulletin (SAB) 104. Revenue from the sale of network products is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed and collectibility is reasonably assured. Generally, the Company extends credit to its customers and does not require collateral. The Company performs ongoing credit evaluations of its customers and historic credit losses have been within management's expectations.

ADVERTISING

The Company expenses advertising costs as incurred. Advertising expenses for the year ended December 31, 2003 and 2002 were insignificant.

ISSUANCE  OF  SHARES  FOR  SERVICE

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

STOCK-BASED  COMPENSATION

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123.

INCOME  TAXES

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

BASIC  AND  DILUTED  NET  LOSS  PER  SHARE

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

                                    F-7


SEGMENT  REPORTING

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's consolidated financial statements as substantially all of the Company's operations are conducted in one industry segment.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

Statement of Financial Accounting Standard No. 107, "Disclosures About Fair Value of Financial Instruments", requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

RISKS  AND  UNCERTAINTIES

VULNERABILITY DUE TO SUPPLIER CONCENTRATIONS - The Company had three major sources for the supply of materials and one major source for supply of subcontracted labor in 2003. The Company had a major source for the supply of materials in 2002. The percentages of purchases from this source were 64% and 94% of total purchases in the year ended December 31, 2003 and 2002, respectively. Total outstanding balances due to these suppliers as of December 31, 2003 and 2002 were $222,339 and $84,452, respectively. The effect of the loss of any of these sources or a disruption in their business will depend primarily upon the length of time necessary to find a suitable alternative source and could have a material adverse effect on the Company's results of operations.

VULNERABILITY DUE TO CUSTOMER CONCENTRATIONS - Total sales to two major customers in the year ended December 31, 2003 amounted to approximately $692,535 and to three major customers in the year ended December 31, 2002 amounted to $428,000. There was receivable balance of $58,338 from these customers as of December 31, 2003 and $-0- as of December 31, 2002.

RECENT  PRONOUNCEMENTS

On April 30, 2003, the FASB issued FASB Statement No. 149 ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". FAS 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of FASB Statement No. 133 ("SFAS 133"). Accounting for Derivative Instruments and Hedging Activities. SFAS 149 also amends certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. SFAS 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The adoption of SFAS No. 149 does not have a material impact on the Company's financial position or results of operations or cash flows.

                                    F-8


On May 15 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments; b) Financial instruments to repurchase an entity's own equity instruments; c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments; and d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The adoption of SFAS No. 150 does not have a material impact on the Company's financial position or results of operations or cash flows. In December 2003, the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46R). FIN 46R addresses consolidation by business enterprises of variable interest entities and significantly changes the consolidation application of consolidation policies to variable interest entities and, thus improves comparability between enterprises engaged in similar activities when those activities are conducted through variable interest entities. The Company does not hold any variable interest entities.

3.  GOING  CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $5,466,840 including net losses of $3,434,607 and $109,806 for the years ended December 31, 2003 and 2002, respectively. The continuing losses have adversely affected the liquidity of the Company. The Company faces continuing significant business risks, including but not limited to, its ability to maintain vendor and supplier relationships by making timely payments when due.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the year ended December 31, 2003, towards obtaining additional equity financing through various private placements and evaluation of its distribution and marketing methods.


                                    F-9

4.  PROPERTY  AND  EQUIPMENT

Property  and  equipment  comprised  of  following  on  December  31,  2003:

Furniture  &  fixtures                $ 3,160
Machinery  &  Equipment                10,800
                                       ------
                                       13,960
Less  Accumulated  Depreciation        (7,062)
                                       -------
                                      $ 6,898
                                       =======


5.  ACCOUNTS  PAYABLE  AND  ACCRUED  EXPENSES

Accounts payable and accrued expenses consisted of following on December 31, 2003:


Accounts  payable                      $ 655,334
Payroll  tax  payable                    122,749
Litigation  accrual                      430,000
Accrued  expenses                        324,810
                                       ---------
                                      $1,532,893
                                      ==========

Payroll tax liabilities amounting $92,890 pertains to the calendar years from 1999 to 2001. The Company has agreed to pay the payroll tax liability in monthly installment of $6,500 beginning March 15, 2003 until entire amount is paid in full.

6.  NOTE  PAYABLE

The Company has an unsecured note of $47,500, guaranteed by the officer and shareholder of the Company, bearing an interest rate of prime plus 3.25%. The note is payable through a revolving line of credit, which commenced on November 6, 2001, the date of the note, and expires three years following the note date. The Company must pay a total of 36 payments of interest only on the disbursed balance beginning one month from the note date and every month thereafter. The term period will commence upon the termination of the revolving line of credit period. During the term period, the Company must pay principal and interest payments in equal installment sufficient to fully amortize the principal balance outstanding, beginning one month from the commencement of the term period. All remaining principal and accrued interest is due and payable seven years from the date of the note.

As a result of acquisition of NIC by the Company, NIC was in default on this note, since the note prohibited a change of ownership over 25% of NIC's common stock outstanding. The entire principal amount became due upon default and the revolving line of credit is no longer available to NIC. The Company is in the process of making payment arrangement with the financing institution. The amount outstanding at December 31, 2003, amounted to $45,500.

                                    F-10


The  interests  on  this note were $3,728 and $4,375 for the year ended December
31,  2003  and  2002,  respectively.

The Company has unsecured, non-interest bearing notes for $65,000 due November 2005.

7.  RELATED  PARTY  TRANSACTIONS  RELATED  PARTY  NOTES  PAYABLE  -  CURRENT

The Company has $3,500 payable based on the purchase agreement of the subsidiary and an unsecured, non-interest bearing note for $84,191 due June 15, 2004, due to an officer.

The Company entered a factoring agreement on September 17, 2003 with a related party for $76,000 face amount. This amount is payable in 30 days and certain receivables were assigned and delivered. In the event that on the maturity date, any amounts on the note remain, the holder can exercise it's right to increase the face amount by $10,000 per month that the note remains unpaid. In the event of default the holder shall have the right to switch any remaining amount left on the debenture to a 3 year, 10% interest bearing Convertible Debenture and the Company must issue 100,000 shares per $10,000 invested in this debenture. The principle amount was paid back in full by January 23, 2004.

RELATED  PARTY  NOTES  PAYABLE  -  LONG  TERM

The Company has an unsecured, non-interest bearing note for $35,000 due December 17, 2005 due to the majority shareholder.

8.  INCOME  TAXES

No provision was made for Federal income tax since the Company has significant net operating loss. Through December 31, 2003, the Company incurred net operating losses for tax purposes of $3,450,000, approximately. The net operating loss carry forwards may be used to reduce taxable income through the year 2022. The availability of the Company's net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. The provision for income taxes consists of the state minimum tax imposed on corporations.

Temporary differences which give rise to deferred tax assets and liabilities at December 31, 2003 comprised mainly of net operating loss carryforward. The gross deferred tax asset balance as of December 31, 2003 was approximately $1,380,000.

A 100% valuation allowance has been recorded for the deferred tax assets due to the uncertainty of its realization.

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Consolidated Statements of Operations:

                                                             December 31,              December 31,
                                                                  2003                      2002
                                                          -------------------         -------------

Tax expense (credit) at statutory rate-federal                   (34)%                     (34)%
State tax expense net of federal tax                             ( 6)                      ( 6)
Permanent differences                                              1                         1
Changes in valuation allowance                                   (39)                      (39)
                                                          -------------------         -------------
Tax expense at actual rate                                         -                         -    .
                                                          ===================         =============


                                    F-11

9.  COMMITMENT  &  LITIGATION

Lease:

The Company did not have a lease agreement during the year ended December 31, 2002. The Company paid the usage charge each month. On February 5, 2003, the Company entered into short term rental agreement for 90 days and month to month thereafter. The monthly rental is $2,289.

The rent expenses were $27,452 and $ 12,323 for the year ended December 31, 2003 and 2002, respectively.

Litigation:

In the year ended December 31, 2002, a suit was brought against the Company and its former management in the Superior Court of the State of California, County of San Francisco, by an individual alleging that the Company made false written and oral representations to induce the plaintiff to invest in the Company and that such investment occurred despite the plaintiff's request that the funds be held in a brokerage account maintained by a related entity. A co-defendant, an individual in the case also filed a cross-complaint in the action alleging theories of recovery against the Company and several other defendants and alleging fraud, breach of contract, misrepresentation, conversion and securities fraud against the Company. On November 21, 2003, the Company reached a settlement with the plaintiffs for $160,000. The Company is making payments in installments through April 2004. The Company has accrued $300,000 in the accompanying financial statements against any possible outcome.

On April 25, 2003 the Superior Court of the State of California, County of Orange, entered a judgment in the amount of $46,120 against the Company and its former management in favor of a vendor of the Company's former subsidiary, North Texas Circuit Board, or NTCB. On August 20, 2002 the Company sold NTCB to BC Electronics Inc. Pursuant to terms of the share purchase agreement, BC Electronics assumed all liabilities of NTCB. In December 2003, the Company filed a motion to vacate the judgment for lack of personal service. In February 2004, the Court ruled in favor of the Company and the judgment was vacated. Although the Company was the guarantor on the loan, NTCB is the principal debtor and (i) the Company will bring action against NTCB to seek relief or (ii) because partial payment was made by NTCB, it could affect the legal status of the guarantee, which the Company believes may absolve it of liability. In February 2004, the plaintiff refiled the complaint. Although the Company will continue to oppose the action the Company and its current management have begun settlement discussions with the plaintiff.

On April 29, 2003 a suit was brought against the Company by an investor, alleging breach of contract pursuant to a settlement agreement executed between the Company and investor dated November 20, 2002. The suit alleges that the Company is delinquent in its repayment of a $20,000 promissory note, of which $5,000 has been repaid to date. Although management of the Company intends to oppose the claims, the Company's current management plans to begin settlement discussion with the plaintiff.

The Company may be involved in litigation, negotiation and settlement matters that may occur in the day-to-day operations of the Company and its subsidiary. Management does not believe implication of these litigations will have any other material impact on the Company's financial statements.

                                    F-12


10.  DUE  TO  FACTOR

On February 27, 2003, NIC entered into a factoring and security agreement to sell, transfer and assign certain accounts receivable to Orange Commercial Credit (OCC). OCC may on its sole discretion purchase any specific account. All accounts sold are with recourse on seller. All of the Company's property of NIC including accounts receivable, inventories, equipment and promissory notes are collateral under this agreement. OCC will advance 80% of the face amount of each account. The difference between the face amount of each purchased account and advance on the purchased account shall be reserve and will be released after deductions of discount and charge backs on the 15th and the last day of each month. OCC charges 1% of gross face value of purchased receivable for finance charge and 1% for administrative fees with minimum charge of $750 on each settlement date. As of December 31, 2003, the Company factored receivables of approximately $205,929. In connection with the factoring agreement, the Company included fees of $16,555 in the period ended December 31, 2003. Due to factor amounted to $14,056 as of December 31, 2003.

11.  STOCKHOLDERS'  EQUITY

During the year ended December 31, 2003, the Company issued stocks at various times, as described per the following. The stocks were valued at the average fair market value of the freely trading shares of the Company as quoted on OTCBB on the date of issuance.

STOCK  SPLIT

On January 23, 2003, the Company announced a 1 for 200 reverse stock split of its common stock. All fractional shares are rounded up and the authorized shares remain the same. The financial statements have been retroactively restated for the effects of stock splits.

EQUITY:

During the year ended December 31, 2003, the Company issued common stock as follows:

7,382,000 shares of common stock valued at $1,107,300 were issued for acquisition of its subsidiary, Network Installation Corporation.

The Company issued 400,000 shares of common stock to directors for directors' fees amounting $610,800.

The Company issued 275,000 shares of common stock to the major shareholder for consulting services amounting $278,750.

The Company issued 65,923 shares of common stock valued at $158,707 for conversion of debenture amount of $98,967 to a related party, a major shareholder of the Company. The difference of the value of the stock issued and debenture amount of $59,740 was charged as a loss on conversion.

The Company was to issue 31,129 shares of common stock valued at $99,395 for conversion of debenture amount of $68,025 to a related party, a major shareholder of the Company. The Company had not issued the stock as of December 31, 2003. The difference of the value of the stock to be issued and debenture amount of $31,370 was charged as a loss on conversion.

The Company issued 1,550,000 shares to the major shareholder in 2003 as incentive per the debenture agreement, valued at $1,199,700. The Company recorded such issuance as interest in the accompanying consolidated financial statement.

                                    F-13


The Company had distributions to a major shareholder and the officer of the Company amounting $110,794 in the year ended December 31, 2003. The Company had a receivable from a major shareholder and the officer of the Company amounting $73,206. The amount was considered as uncollectible and was recorded as deemed dividend in the year ended December 31, 2003.

The Company had contributions to equity of NIC, the wholly owned subsidiary, of $147,915 in the year ending December 31, 2003.

During the year ended December 31, 2002, NIC, the wholly owned subsidiary distributed $34,142 as dividends.

CONVERTIBLE  DEBENTURES:

In the year ended December 31, 2001, the company issued debentures amounting $720,000, carrying an interest rate of 6% per annum, due in August 2003. The holders are entitled to, at any time or from time to time, convert the conversion amount into shares of common stock of the Company, par value $.001 per share at a conversion price for each share of common stock equal to the lower of (a) 120% of the closing bid price per share (as reported by Bloomberg, LP) on the closing date, and (b) 80% of the lowest closing bid price per share (as reported by Bloomberg, LP) of the Company's common stock for the five trading days immediately preceding the date of conversion. The Company recorded, in accordance with EITF 00-27 and 98-5, a beneficial conversion feature on the issuance of the convertible debentures amounting $180,000 reflected in the interest expense in the financial statement. As of March 31, 2004, the outstanding balance of the debentures amounted to $0.

On April 7, 2003, in connection with the recession agreement (note 12), the Company issued convertible debentures of $140,000 to various parties. The
Company has recorded the debentures as recession cost in the financial statements at December 31, 2002. The Holder of the debentures is entitled to convert the face amount of this Debenture, plus accrued interest, anytime following the Restricted Period, at the lesser of (i) 75% of the lowest closing bid price during the fifteen (15) trading days prior to the Conversion Date or
(ii) 100% of the average of the closing bid prices for the twenty (20) trading days immediately preceding the Closing Date ("Fixed Conversion Price"), each being referred to as the "Conversion Price". No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share. The Debentures shall pay six percent (6%) cumulative interest, in cash or in shares of common stock, par value $.001 per share, of the Company ("Common Stock"), at the Company's option, at the time of each conversion. The debentures are payable on April 8, 2008.

During the period ending June 30, 2003, the Company issued debentures amounting $105,000 to a major shareholder of the Company and $25,000 to another party, carrying an interest rate of 6% per annum, due in April to June 2008. The face amount of this Debenture may be converted, in whole or in art, any time following the Closing Date. Holder is entitled to convert the face amount of this Debenture, plus accrued interest, anytime following the Closing Date, at the lesser of (i) 75% of the lowest closing bid price during the fifteen (15) trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty (20) trading days immediately preceding the Closing Date ("Fixed Conversion Price"), each being referred to as the "Conversion Price". No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share. In connection with issuance of debentures, the Company issued 250,000 shares of common stock to an unrelated party and 800,000 shares of common stock to a related party. The shares issued to the unrelated party were recorded as debenture issuance cost up-to the amount of debenture amounting $25,000. The debentures have been presented net of debentures issuance cost in the financial statements. The shares issued to the related party have been recorded as deemed dividends amounting to $120,000. The valuation of shares was based upon average fair market value of the freely trading shares of the Company as quoted on OTCBB on the date of issuance.

                                    F-14


The Company has recorded, in accordance with EITF 00-27 and 98-5, a beneficial conversion feature on the issuance of the convertible debentures in the year ended December 30, 2003, an amount of $134,000, reflected in the financial statement as interest expense.

During the period ended December 31, 2003, the Company issued $233,000 debentures to a major shareholder of the Company. These debentures carry an interest rate of 6% per annum, due in July to October 2008. The face amount of these Debentures may be converted, in whole or in part, any time following the Closing Date. Holder is entitled to convert the face amount of this Debenture, plus accrued interest, anytime following the Closing Date, at the lesser of (i) 75% of the lowest closing bid price during the fifteen (15) trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty (20) trading days immediately preceding the Closing Date ("Fixed Conversion Price"), each being referred to as the "Conversion Price". No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

The Company issued 1,550,000 shares to the major shareholder per a debenture agreement. Per the agreement, the Company was required to issue one hundred thousand (100,000) shares of its common stock to holder, for each ten thousand dollars ($10,000) invested. The Company recorded stock issued amounting $1,199,700 as interest expense in the accompanying financial statements.

CONVERTIBLE  PROMISSORY  NOTES  PAYABLE

In the year ended December 31, 2001, the Company issued convertible promissory notes of $100,000 due on April 1, 2004, carrying an interest rate of 10% per annum. The holder of $100,000 promissory notes is entitled to convert the conversion amount into shares of common stock of the Company, par value $.001, at any time, per share at a conversion price for each share of common stock equal $7.00 per share of common stock. The note is secured and collateralized by shares of common stock of the Company at one share per every five dollars ($5.00) of the principal.

STOCK  OPTION

During the year ended December 31, 2003, the company issued options to acquire 300,000 shares of the company's common stock to an employee. The weighted average grant date fair value, stock price and exercise price of the options were $1.82, $2.95 and $2.65, respectively. On November 30, 2003, the board of directors agreed to terminate the vested option incentive for the employee valued at $6,987. As of December 31, 2003, there are no stock options outstanding.

During the year ended December 31, 2003, the Company issued warrants to purchase 200,000 shares to consultants for services. The Company recorded a consulting expense amounting to $290,000 which represents the fair value of the vested portion of the warrants calculated using the Black- Schoels option pricing model with the following assumptions:

Expected  life  (years)       2-5  years
Risk-free  interest  rate     3.0%
Dividend  yield               -
Volatility                    100%



                                    F-15


The weighted average stock price, exercise price, fair value of warrants at the grant date issued to consultants was $3.13, $4.75 and $1.80. At December 31, 2003, 114,583 of these warrants were exercisable. The weighted average remaining life of these warrants at December 31, 2003 was 3.73 years.

12. BASIC AND DILUTED NET LOSS PER SHARE Basic and diluted net loss per share for the twelve-month period ended December 31, 2003 and 2002 were determined by dividing net loss for the periods by the weighted average number of basic and diluted shares of common stock outstanding. Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.

13. SUPPLEMENTAL DISCLOSURE OF CASH FLOWS The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95. The Company paid interest of $-0- and $3,526 during the year ended December 31, 2003 and 2002, respectively. The Company paid income taxes of $-0- during the years ended December 31, 2003 and 2002.

14.  SUBSEQUENT  EVENTS

ACQUISITION:

Pursuant to an acquisition agreement, the Company acquired 100% of the outstanding shares of San Diego area-based telecommunication solutions firm Del Mar Systems International, Inc. (Del Mar) for $1 million structured as a (i) $500,000 12 month 5% Note consisting of 12 equal monthly installments of $42,804 and (ii) $500,000 in shares of the Company's restricted common stock. Del Mar will continue to operate as a wholly-owned subsidiary of the Company. The financial information of Del Mar is not available through the date of these financial statements as they were in process of being compiled.

PAYMENT  OF  RELATED  PARTY  LOAN:

The Company paid the $76,000 due to the majority shareholder by January 23, 2004, fulfilling its obligation on the note.


                                    F-16


                   NETWORK INSTALLATION CORP. AND SUBSIDIARIES

                                TABLE  OF  CONTENTS
                       (for three months ended March 31, 2004)

                                                                      PAGE

CONSOLIDATED  BALANCE  SHEETS                                         F-17

UNAUDITED  CONSOLIDATED  STATEMENTS  OF  OPERATIONS                   F-18

UNAUDITED  CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS                  F-19

NOTES  TO  CONDENSED  CONSOLIDATED  FINANCIAL  STATEMENTS             F20-F25



                   NETWORK  INSTALLATION  CORP
                  CONSOLIDATED  BALANCE  SHEET
                            ASSETS
                                                            (Unaudited)
                                                           March 31,
                                                                  2004

CURRENT ASSETS
Cash and cash equivalents . . . . . . . . . . . . . . . .  $         -
Accounts receivable, net of allowance for doubtful
accounts of $80,000 at March 31, 2004 . . . . . . . . . .       80,946
Work in progress. . . . . . . . . . . . . . . . . . . . .       35,987

Prepaid expenses. . . . . . . . . . . . . . . . . . . . .      162,500
Other current assets. . . . . . . . . . . . . . . . . . .        4,461
                                                            ----------

TOTAL CURRENT ASSETS. . . . . . . . . . . . . . . . . . .      283,894
                                                            ----------

PROPERTY & EQUIPMENT, NET   . . . . . . . . . . . . . . . .      4,648
                                                            ----------

Goodwill. . . . . . . . . . . . . . . . . . . . . . . . .    1,000,000
                                                            ----------

TOTAL ASSETS. . . . . . . . . . . . . . . . . . . . . . .  $ 1,288,542
                                                            ==========

                LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Book Overdraft. . . . . . . . . . . . . . . . . . . . . .  $    17,271
Accounts payable and accrued expenses . . . . . . . . . .    1,191,384
Deferred revenue. . . . . . . . . . . . . . . . . . . . .       78,869
Loans payable . . . . . . . . . . . . . . . . . . . . . .      504,780
Loans payable - related parties . . . . . . . . . . . . .      134,180
Due to factor . . . . . . . . . . . . . . . . . . . . . .       10,759
Convertible debt - current. . . . . . . . . . . . . . . .       21,781
                                                            ----------


TOTAL CURRENT LIABILITIES . . . . . . . . . . . . . . . .    1,959,024
                                                            ----------

LONG TERM LIABILITIES
Loans payable . . . . . . . . . . . . . . . . . . . . . .       25,000
Convertible debt. . . . . . . . . . . . . . . . . . . . .      165,000
Convertible debt - related parties. . . . . . . . . . . .      753,500
                                                            ----------

TOTAL LONG TERM LIABILITIES.. . . . . . . . . . . . . . .      943,500
                                                                     -
                                                           ------------
TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . .    2,902,524
                                                            ----------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT
Common stock, authorized 100,000,000 shares at $.001 par
value, issued and outstanding 12,960,857 shares . . . . .       12,962
Additional paid-in capital. . . . . . . . . . . . . . . .    4,269,734
Shares to be issued . . . . . . . . . . . . . . . . . . .      116,284
Accumulated deficit . . . . . . . . . . . . . . . . . . .   (6,012,962)
                                                            ----------

TOTAL SHAREHOLDERS' DEFICIT. . . . . . . . . . . . . . . .  (1,613,982)
                                                            ----------

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT . . . . . . .  $ 1,288,542
                                                            ==========
See notes to financial statements


                                    F-17



                            NETWORK INSTALLATION CORP
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                                    March 31,     March 31,
                                           2004         2003
                                              -            -

NET REVENUE. . . . . . . . . . . .  $   510,522   $  442,606

COST OF REVENUE. . . . . . . . . .      320,220      186,359
                                     ----------    ---------

GROSS PROFIT . . . . . . . . . . .      190,302      256,247


OPERATING EXPENSES . . . . . . . .      584,367      192,001
                                     ----------    ---------

INCOME (LOSS) FROM OPERATIONS. . .     (394,065)      64,246


OTHER INCOME (EXPENSES)
Other income (expenses). . . . . .         (667)           -
Interest expense . . . . . . . . .     (151,390)      (1,094)
                                     ----------    ---------

TOTAL OTHER INCOME
(EXPENSES) . . . . . . . . . . . .     (152,057)      (1,094)
                                     ----------    ---------

INCOME (LOSS) BEFORE INCOME TAX. .     (546,122)      63,152
                                     ----------    ---------

Provision of income taxes. . . . .            -          800
                                     ----------    ---------

NET INCOME (LOSS). . . . . . . . .  $  (546,122)  $   62,352
                                     ==========    =========

BASIC AND DILUTED INCOME (LOSS)
PER SHARE. . . . . . . . . . . . .  $     (0.04)  $     0.01
                                     ==========    =========

WEIGHTED AVERAGE
NUMBER OF SHARES OUTSTANDING.. . .   12,709,532    7,382,000
                                     ==========    =========
See notes to financial statements


                                    F-18


                     NETWORK  INSTALLATION  CORP.
            CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS
                          (UNAUDITED)
                                               Three  months ended
                                              March 31, 2004    March 31, 2003
                                              ---------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) . . . . . . . . . . . . .   $      (546,122)     $  62,352
Adjustment to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Issuance of stock for consulting
services . . . . . . . . . . . . . . . . . .          195,000              -
Beneficial conversion feature of debenture .          135,125              -
Depreciation and amortization. . . . . . . .            2,250            841
(Increase) decrease in current assets
Accounts receivable. . . . . . . . . . . . .          272,173       (334,696)
Work in progress . . . . . . . . . . . . . .          164,013              -
Prepaid Expenses . . . . . . . . . . . . . .          (92,500)             -
Deposit and other current assets . . . . . .           (2,172)         2,289
Increase (Decrease) in current liabilities:
Accrued expenses and accounts payable. . . .         (250,622)       219,574
Deferred revenue . . . . . . . . . . . . . .         (202,055)             -
                                                -------------   -------------

NET CASH PROVIDED BY (USED IN) OPERATING
 ACTIVITIES. . . .                                   (324,910)        54,218
                                                -------------   -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank overdraft . . . . . . . . . . . . . . .           17,271              -
Proceeds (payments to) from factor. . .  . .           (3,297)        48,992
Proceeds from borrowings . . . . . . . . . .          426,989              -
Payment on Note                                             -         (2,500)
Repayment of long term debt. . . . . . . . .         (116,720)             -
                                                -------------   -------------

NET CASH PROVIDED BY FINANCING ACTIVITIES. .          324,243         46,492
                                                -------------   -------------

NET DECREASE IN CASH &
     CASH EQUIVALENTS. . . . . . .                       (667)        (7,726)

CASH & CASH EQUIVALENTS AT BEGINNING OF PERIOD            667         17,319
                                                -------------   -------------

CASH & CASH EQUIVALENTS AT END OF PERIOD. . . $             -      $   9,593
                                                =============   =============
See notes to financial statements



                                    F-19


                   NETWORK INSTALLATION CORP. AND SUBSIDIARIES
         NOTES TO CONDENSED UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2004

1.  DESCRIPTION  OF  BUSINESS  AND  SEGMENTS

Network Installation Corp (NIC) was incorporated on July 18, 1997, under the laws of the State of California. NIC is a full service computer cabling, networking and telecommunications integrator contractor, providing networks from stem to stem in house. NIC participates in the worldwide network infrastructure market to end users, structured cabling market and the telephony services. NIC, Flexxtech and Del Mar Systems International, Inc. (DMSI) are together referred to as "the Company".

Pursuant to a purchase agreement on May 23, 2003, Flexxtech Corporation ("Flexxtech") acquired 100% of the issued and outstanding common stock of (NIC). The purchase price consisted of $50,000 cash, 7,382,000 shares of Flexxtech's common stock and five year option to purchase an additional 618,000 shares of Flexxtech stock if NIC's total revenue exceeds $450,000 for the period beginning on June 1, 2003 and ending August 31. The option was exercisable at a price equal to the closing bid price of the stock on August 31, 2003. NIC has forfeited the right to that option.

According to the terms of the share exchange agreement, control of the combined companies (the "Company") passed to the former shareholders of NIC. Although from a legal perspective, Flexxtech acquired NIC, the transaction is viewed as a recapitalization of NIC, accompanied by an issuance of stock by NIC to the shareholders of Flexxtech. This is because Flexxtech did not have operations immediately prior to the transaction, and following the transaction, NIC was the operating company.

On March 1, 2004, NIC acquired 100% of the outstanding shares of Del Mar Systems International, Inc. (DMSI), a Company operating in the telecommunication solutions industry. The operations of DMSI have been consolidated with the operations of the Company, since March 1, 2004.

Flexxtech Corporation ("Flexxtech") was organized on March 24, 1998, under the laws of the State of Nevada, as Color Strategies. On December 20, 1999, Flexxtech changed its name to Infinite Technology Corporation. Flexxtech changed its name to Flexxtech Corporation in April 2000.

A Certificate of Amendment was filed on July 10, 2003 to change the parent company's name from Flexxtech Corporation to Network Installation Corp.

The accompanying unaudited condensed interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for the presentation of interim financial information, but do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. The audited financial statements for the two years ended December 31, 2003 and 2002 were filed on April 9, 2004 with the Securities and Exchange Commission and is hereby referenced. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the three-month periods ended March 31, 2004 are not necessarily indicative of the results that may be expected for the year ended December 31, 2004.

2.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Principles  of  Consolidation
-----------------------------

The accompanying financial statements include the accounts of Network Installation Corp., formerly Flexxtech Corporation (legal acquirer, the "Parent"), and its 100% owned subsidiaries, Network Installation Corporation and Del Mar Systems International, Inc. All significant inter-company accounts and transactions have been eliminated in consolidation. The results include the accounts of NIC and Flexxtech for the three months ended March 31, 2004, and the results of DMSI from the date of acquisition, March 1, 2004 through March 31, 2004. The historical results for the three months ended March 31, 2003 include NIC only.

                                    F-20


Revenue  Recognition
--------------------

The Company's revenue recognition policies are in compliance with all applicable accounting regulations, including American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. Revenues from installations, cabling and networking contacts are recognized when the contracts are completed (Completed-Contract Method). The completed-contract method is used because the contracts are short-term in duration or the Company is unable to make reasonably dependable estimates of the costs of the contracts.

Under the Completed-Contract Method, revenues and expenses are recognized when services have been performed and the projects have been completed. For projects, which have been completed but not yet billed to customers, revenue is recognized based on management's estimates of the amounts to be realized. When such projects are billed, any differences between the initial estimates and the actual amounts billed are recorded as increases or decreases to revenue. Expenses are recognized in the period in which the corresponding liability is incurred. Deferred revenue represents revenue that has been received or is receivable before it is earned, i.e., before the related services are performed. Deferred revenue amounted to $78,869 and $280,924 at March 31, 2004 and December 31, 2003, respectively.

The Company's revenue recognition policy for sale of network products is in compliance with Staff accounting bulletin (SAB) 104. Revenue from the sale of network products is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed and collectibility is reasonably assured. Generally, the Company extends credit to its customers and does not require collateral. The Company performs ongoing credit evaluations of its customers and historic credit losses have been within management's expectations.

Stock-based  Compensation
-------------------------

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation" amended by SFAS No 148, "Accounting for Stock Based Compensation Transition and Disclosure". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123. No options were issued during the three months ended March 31, 2004 and 2003.

Basic  and  Diluted  Net  Loss  Per  Share
------------------------------------------

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible debentures and warrants were converted or exercised.


                                    F-20

Segment  Reporting
------------------

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's consolidated financial statements for the period ended March 31, 2004 and 2003, as substantially all of the Company's operations are conducted in one industry segment.

Risks  and  Uncertainties
-------------------------

Vulnerability due to supplier concentrations - The Company had two major sources for the supply of materials in the three-month period ended March 31, 2003, which accounted for 85% of total purchases of the Company. Total outstanding balance due this supplier as of March 31, 2003 was $153,307. For the three-month period ended March 31, 2004, no supplier accounted for more than 10% of the Company's purchase.

Vulnerability due to customer concentrations - In the period ended March 31, 2003, total sales to three major customers, sales to which exceeded 10% of the Company's total annual sales, amounted to approximately $335,000. There was receivable balance of $169,915 from these customers as of March 31, 2003. For the three-month ended March 31, 2004, there were no customers that accounted for more than 10% of the Company's total sales.

3.  GOING  CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $6,012,962, is generating losses from operations, and has a negative working capital. The continuing losses have adversely affected the liquidity of the Company. The Company faces continuing significant business risks, including but, not limited to, its ability to maintain vendor and supplier relationships by making timely payments when due.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort towards obtaining additional equity financing through various private placements and evaluation of its distribution and marketing methods.

4  ACCOUNTS  PAYABLE  AND  ACCRUED  EXPENSES

Accounts  payable  and  accrued  expenses  is  comprised  of  the  following:

                                    F-21


                     March 31,
                           2004
                     ----------
Accounts payable. .  $  359,932
Payroll tax payable     155,805
Litigation accrual.     409,459
Accrued expenses. .     266,188
                     ----------

                     $1,191,384
                     ==========



Payroll tax liabilities amounting to $92,890 pertains to the calendar years from 1999 to 2001. The Company has agreed to pay the payroll tax liability in monthly installments of $6,500 beginning March 15, 2003 until entire amount is paid in full. No payment was made during the three months ended March 31, 2004.

5.  NOTES  PAYABLE

The Company contracted a $500,000 note payable in March 2004 in connection with the DMSI acquisition. This note bears interest at 5% and is payable in monthly installment of $42,804, maturing in April 2005. The balance outstanding at March 31, 2004 is $459,280.

The Company has an unsecured, non-interest bearing note for $25,000 due November 2005. The Company also has a $45,500 loan payable by March 31, 2005.

6.  RELATED  PARTY  TRANSACTIONS

Related  Party  Notes  Payable  -  Current
------------------------------------------

The Company has an unsecured, non-interest bearing notes for $87,691 due June 15, 2004, due to an officer. An additional $46,489 was contracted during the three month ended March 31, 2004. This additional advance is non-interest bearing and due July 30, 2004.

During the three months ended March 31, 2004, the Company repaid a $76,000 due to the majority shareholder under a factoring agreement.

The Company also issued convertible debentures to the majority shareholder (see note 10).

The Company earned revenue from an entity related by a common officer and shareholder, amounting $98,791 during the three month period ended March 31, 2003. The account receivable balance of $66,378 from this entity was written off as of March 31, 2003. The entire amount of write-off has been recorded as deemed dividend in the accompanying financial statements.

7.  INCOME  TAXES

No provision was made for Federal income tax since the Company has significant net operating loss. Through December 31, 2003, the Company incurred net operating losses for tax purposes of approximately $3,450,000. The net operating loss carry forwards may be used to reduce taxable income through the year 2022. The availability of the Company's net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. A valuation allowance for 100% of the deferred taxes asset has been recorded due to the uncertainty of its realization.

                                    F-22


8.  COMMITMENTS  &  CONTINGENCIES

Litigation
----------

In the year ended December 31, 2002, a suit was brought against the Company and its former management in the Superior Court of the State of California, County of San Francisco, by an individual alleging that the Company made false written and oral representations to induce the plaintiff to invest in the Company and that such investment occurred despite the plaintiff's request that the funds be held in a brokerage account maintained by a related entity. A co-defendant, an individual in the case also filed a cross-complaint in the action alleging theories of recovery against the Company and several other defendants and alleging fraud, breach of contract, misrepresentation, conversion and securities fraud against the Company. On November 21, 2003, the Company reached a settlement with the plaintiffs for $160,000. The unpaid balance at March 31, 2004 was $65,000.

On April 25, 2003 the Superior Court of the State of California, County of Orange, entered a judgment in the amount of $46,120 against the Company and its former management in favor of a vendor of the Company's former subsidiary, North Texas Circuit Board, or NTCB. On August 20, 2002 the Company sold NTCB to BC Electronics Inc. Pursuant to terms of the share purchase agreement, BC Electronics assumed all liabilities of NTCB. In December 2003 the Company filed a motion to vacate the judgment for lack of personal service. In February 2004, the Court ruled in favor of the Company and the judgment was vacated. Although the Company was the guarantor on the loan, NTCB is the principal debtor and (i) the Company will bring action against NTCB to seek relief or (ii) because partial payment was made by NTCB, it could affect the legal status of the guarantee, which the Company believes may absolve it of liability. In February 2004, the plaintiff refiled the complaint. Although the Company will continue to oppose the action the Company and its current management have begun settlement discussions with the plaintiff.

On April 29, 2003 a suit was brought against the Company by an investor, alleging breach of contract pursuant to a settlement agreement executed between the Company and investor dated November 20, 2002. The suit alleges that the Company is delinquent in its repayment of a $20,000 promissory note, of which $5,000 has been repaid to date. Although management of the Company intends to oppose the claims, the Company's current management plans to begin settlement discussion with the plaintiff.

The Company may be involved in litigation, negotiation and settlement matters that may occur in the day-to-day operations of the Company and its subsidiary. Management does not believe implication of these litigations will, including those discussed above, have any other material impact on the Company's financial statements.


                                    F-23

9.  DUE  TO  FACTOR

On February 27, 2003, NIC entered into a factoring and security agreement to sell, transfer and assign certain accounts receivable to Orange Commercial Credit (OCC). OCC may on its sole discretion purchase any specific account. All accounts sold are with recourse on seller. All of the Company's property of NIC including accounts receivable, inventories, equipment and promissory notes are collateral under this agreement. OCC will advance 80% of the face amount of each account. The difference between the face amount of each purchased account and advance on the purchased account shall be reserve and will be released after deductions of discount and charge backs on the 15th and the last day of each month. OCC charges 1% of gross face value of purchased receivable for finance charge and 1% for administrative fees with minimum charge of $750 on each settlement date. Due to factor amounted to $10,759 as of March 31, 2004, respectively.

The  balance of factored accounts receivable amounted to $0 as of March 31, 2004

10.  STOCKHOLDERS'  EQUITY

Stock  Split
------------

On January 23, 2003, the Company announced a 1 for 200 reverse stock split of its common stock. All fractional shares are rounded up and the authorized shares remain the same. The financial statements have been retroactively restated for the effects of stock splits.

Equity
------

During the three months ended March 31, 2004, the Company issued common stock as follows:

130,549 shares of common stock valued at $500,000 were issued for the acquisition of its subsidiary, Del Mar Systems International, Inc.

The Company issued 8,000 shares of common stock to a shareholder for conversion of a Promissory Note amounting to $40,000.

The Company issued 138,106 shares of common stock for conversion of debentures and related accrued interest in the amount of to $529,822. The Company issued 11,462 share of common stock for assumption of liabilities in the amount of $32,552 by a related party, a major shareholder of the Company.

The Company issued 50,000 shares of common stock to a consultant for service rendered valued at $195,000.

The  Company issued 6,410 shares of common stock for a consideration of $24,358.

Convertible  Debentures  -  Related  Parties
--------------------------------------------

During the period ended March 31, 2004, the Company issued $415,500 debentures to a major shareholder of the Company. These debentures carry an interest rate of 6% per annum, due in December 2008 and February and March of 2009. Holder is entitled to convert the face amount of this Debenture, plus accrued interest, anytime following the Closing Date, at the lesser of (i) 75% of the lowest closing bid price during the fifteen (15) trading days prior to the Conversion Date or (ii) 100% of the closing bid prices for the twenty (20) trading days immediately preceding the Closing Date ("Fixed Conversion Price"), each being referred to as the "Conversion Price". No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share. In accordance with EITF 00-27 98-5, the beneficial conversion feature on the issuance of the convertible debenture for the quarter ended March 31, 2004 has been recorded in the amount of $96,375. On March 31, 2004, the Company contracted an additional $155,000 convertible debentures with a major shareholder of the Company, which debentures were not funded until April 1, 2004. The beneficial conversation feature has been recorded in the amount of $38,750 during the three months ended March 31, 2004.

                                    F-24


11.  BASIC  AND  DILUTED  NET  LOSS  PER  SHARE

Basic and diluted net loss per share for the three-month period ended March 31, 2004 were determined by dividing net loss for the periods by the weighted average number of basic and diluted shares of common stock outstanding. Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.

12.  SUPPLEMENTAL  DISCLOSURES  OF  CASH  FLOWS

The Company paid interest of $2,084 and $0 during the three months ended March 31, 2004 and 2003, respectively. The Company paid income taxes of $0 during the three months ended March 31, 2004 and 2003, respectively.

13.  ACQUISITION  OF  DEL  MAR  SYSTEMS  INTERNATIONAL,  INC.

Pursuant to an acquisition agreement, the Company acquired 100% of the outstanding shares of San Diego area-based telecommunication solutions firm Del Mar Systems International, Inc. on March 1, 2004 for $1 million structured as a
(i) $500,000 12 month 5% Note consisting of 12 equal monthly installments of $42,804 and (ii) $500,000 in 130,549 shares of the Company's restricted common stock. The pro forma information including the operations of DMSI is not available for the three months ended March 31, 2004, and for the year ended December 31, 2003, as they are in the process of being compiled.

                                    F-25

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

On April 29, 2004, our Board of Directors dismissed Kabani & Company, Inc. as our independent accountants and appointed the firm of Rose, Snyder &
Jacobs, to serve as our independent public accountants for the fiscal year ending December 31, 2004.

Kabani & Company's report on our consolidated financial statements for the fiscal years ended December 31, 2003 and December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles, however, they were modified to include an explanatory paragraph wherein they expressed substantial doubt about our ability to continue as a going concern.

During the years ended December 31, 2003 and 2002 and through the date hereof, there were no disagreements with Kabani & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Kabani & Company's satisfaction, would have caused them to make reference to the subject matter of such disagreements in connection with their report on our consolidated financial statements for such years.

During the years ended December 31, 2003 and 2002 and through the date hereof, we did not consult with Rose, Snyder & Jacobs with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.


                                        64

                                     PART II

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VI of our By-laws provides: Except as hereinafter stated otherwise, the Corporation shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, and each of them including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of this Corporation.

Under of our Certificate of Incorporation and By-Laws, each person who is or was a director or officer of Registrant shall be indemnified by the Registrant as of right to the full extent permitted or authorized by the General Corporation Law of Nevada. Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of the Registrant, such person shall be indemnified against expenses, including attorneys' fees, reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful. If unsuccessful in defense of a suit brought by or under the right of the Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of such person's duty to the Registrant, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to be indemnified for such expenses.

If unsuccessful in defense of a suit brought by or under the right of Network Installation, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of such person's duty to us, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to be indemnified for such expenses.

As soon as may be practicable, we expect to cover our officers and directors by officers' and directors' liability insurance in an amount to be determined by the Board of Directors which will include reimbursement for costs and fees. We expect to enter into Indemnification Agreements with each of our executive officers and directors which will provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee.

                      EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than the fees and expenses of legal counsel and filing fees payable to the Securities and Exchange Commission.

Filing Fee--Securities and Exchange Commission        $400
Legal Expenses                                        $6,000
Accounting Expenses                                   $7,500
Blue Sky Fees and Expenses                            $1,000
Printing Expenses                                     $3,000
Miscellaneous expenses                                $2,100
                                                   ---------
              Total:                                 $20,000


                     RECENT SALES OF UNREGISTERED SECURITIES

On August 1, 2001, we issued $220,000 of debentures. On October 1, 2001, we issued $330,000 of debentures. On December 1, 2002, we issued $170,000 of debentures. The debentures carry an interest rate of 6% per annum and were originally due in August 2003 however the term was extended until August 2008.

The sales of the debentures described in the immediately preceding paragraph were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

In the three months ended September 30, 2001, we sold a total of 31,996 shares of common stock without registration pursuant to the exemptions afforded by Regulation D resulting in gross proceeds of $30,320. These sales were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

We utilized the services of finders in placing the 31,996 shares of common stock. We did not utilize the services of brokers or underwriters. The Offering was self-underwritten. The Offering expenses were approximately 15% of the gross Offering proceeds. The balance of the Offering expenses were related to general sales expenses, including, but not limited to, due diligence, accounting and legal expenses.

In the three months ended September 30, 2001, we sold 6,676 shares of common stock pursuant to the provisions of Regulation S resulting in gross proceeds of $5,600. We relied on the following facts:

- The offer was made in an offshore transaction because, at the time the buy order was originated, we reasonably believed the buyer was outside the United States. We believed the buyer was outside the United States because the buyer was physically located outside of the United States and presented an address that was also located outside of the United States.

- No directed selling efforts were made in the United States in connection with the offer.

- the buyer certified that it is either a non-United States person and is not acquiring the securities for the account or benefit of any United States person;

- the buyer agreed (a) that any resale will either be in accordance with Regulation S, after registration, or under a registration exemption; and
     (b) not to engage in hedging transactions for those securities, except in compliance with the Securities Act;

- the securities contained a legend stating (a) that the transfer of the security is prohibited, unless the transaction (1) complies with Regulation S, (2) is after registration, or (3) is under a registration exemption; and
     (b) that hedging those securities is prohibited, unless done in compliance with the Securities Act; and

- we are required to refuse to register any transfer of the securities that is not made either in accordance with Regulation S, after registration, or under a registration exemption.

We utilized the services of finders in placing the 6,676 shares of common stock. We did not utilize the services of brokers or underwriters. The Offering was self-underwritten. The Offering expenses were approximately 15% of the gross Offering proceeds. The balance of the Offering expenses were related to general sales expenses, including, but not limited to, due diligence, accounting and legal expenses.

In August, 2001 we commenced a convertible debenture offering. The placement agent was May Group, Inc. May Davis received 200,000 shares of common stock pursuant to Regulation D and cash consideration as a fee. These sales were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

During the period between June 2001 and December 2001, we sold Convertible Debentures to the following persons in the amounts indicated below.

Number  Amount      Name  of  Bondholder
-----   ------     ------------------
001     $10,000     Bonnie  Goldstein
002     $10,000     Neil  Jones
003     $20,000     Terry  and  Carol  Conner
004     $10,000     Robert  Dutch
005     $20,000     Howard  and  Elaine  Bull
006     $50,000     Daniel  Grillo
007     $10,000     Jon  Cummings
008     $10,000     Richard  Dredge
009     $10,000     Seymour  Niesen
010     $10,000     John  Williams
011     $10,000     Koenraad  Blot
012     $10,000     Steven  and  Mary  LeMott
013     $10,000     Andrew  Geiss
014     $10,000     John  and  Dianna  McNeish
015     $10,000     Carl  Ziegler
016     $10,000     Michael  Beecher
017     $10,000     Michael  Dahlquist
018     $10,000     Carl  Hoehner
019     $20,000     Vernon  Koto
020     $20,000     Kenneth  E.  Rogers
021     $10,000     John  Bollinger
022     $10,000     Richard  Blue
023     $10,000     Frank  Damato
       ----------
       $310,000

   Second  Tranche

        20,000     Craig  Wexler
        30,000     Lawrence  Wexler
        12,500     Andrew  Smith
        12,500     Global  Coast  Insurance
        95,000     Charles  Mangione
     ----------
      $170,000


We have also sold debentures to the following investors in the following amounts.

  180,000     David  Wykoff
   60,000     Dutchess  Private  Equities  Fund,  L.P.
---------
 $240,000



These sales were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On August 15, 2001, we issued 2,000,000 shares of our common stock and on September 20, 2001 we issud 3,929,333 shares of our common stock to VLK Capital Corp. The shares were issued for managerial services valued at $.902 per share, as amended. These sales were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

During the fourth quarter of 2001 we issued additional shares of Network Installation common stock to:

- Ten shareholders purchased shares 44,344 at $0.65 per share - Three shareholders purchased 12,337 shares at $0.75 per share - One shareholder purchased 4,000 shares at $0.55 per share

Additionally, we issued seven shareholders 100,028 shares for services and one additional shareholder 600,000 shares collected against a loan.

These sales during the forth quarter of 2001 described in the immediately preceding paragraphs were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

During the forth quarter of 2001 we issued additional shares without registration under the Act in reliance on the exemption from registration provided by Regulation S under the Act, as follows:

- One shareholder purchased 249,920 shares at $.202 per share - One shareholder purchased 69,709 shares at $0.21 per share - One shareholder purchased 130,000 shares at $0.35 per share

These sales constitute a total of 442,629 shares issued in reliance on Regulation S. We relied on the following facts:

- The offer was made in an offshore transaction because, at the time the buy order was originated, we reasonably believed the buyer was outside the United States. We believed the buyer was outside the United States because the buyer was physically located outside of the United States and presented an address that was also located outside of the United States.

- No directed selling efforts were made in the United States in connection with the offer.

- the buyer certified that it is either a non-United States person and is not acquiring the securities for the account or benefit of any United States person;

- the buyer agreed (a) that any resale will either be in accordance with Regulation S, after registration, or under a registration exemption; and
     (b) not to engage in hedging transactions for those securities, except in compliance with the Securities Act;

- the securities contained a legend stating (a) that the transfer of the security is prohibited, unless the transaction (1) complies with Regulation S, (2) is after registration, or (3) is under a registration exemption; and
     (b) that hedging those securities is prohibited, unless done in compliance with the Securities Act; and

- we are required to refuse to register any transfer of the securities that is not made either in accordance with Regulation S, after registration, or under a registration exemption.

In the 12 months ended December 31, 2002 and pursuant to Regulation D or Regulation S we issued a total of 67,725,390 shares of which 11,317,851 shares were sold for cash. The breakdown of shares sold for cash for the 12 Months ended December 31, 2002 are as follows:

Quarter            Amount of Securities                Regulation           Gross Proceeds

    1st                   1,900,634                    S                    $284,378.12
    1st                     232,000                    D                    $ 58,000.00
    2nd                   3,482,396                    S                    $462,813.61
    2nd                      59,452                    D                    $ 19,060.00
    3rd                     194,120                    S                    $ 13,879.24
    3rd                     150,000                    D                    $  3,500.00
    4th                   5,299,249                    S                    $ 23,591.57
                         ----------                                         -----------
    Total                11,317,851                                         $865,222.54
                         ==========                                         ===========


The sales described in the immediately preceding chart as being sold pursuant to Regulation D were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

For the sales described in the preceding chart as being sold pursuant to Regulation S, we relied on the following facts:

- The offer was made in an offshore transaction because, at the time the buy order was originated, we reasonably believed the buyer was outside the United States. We believed the buyer was outside the United States because the buyer was physically located outside of the United States and presented an address that was also located outside of the United States.

- No directed selling efforts were made in the United States in connection with the offer;

- the buyer certified that it is either a non-United States person and is not acquiring the securities for the account or benefit of any United States person;

- the buyer agreed (a) that any resale will either be in accordance with Regulation S, after registration, or under a registration exemption; and
     (b) not to engage in hedging transactions for those securities, except in compliance with the Securities Act;

- the securities contained a legend stating (a) that the transfer of the security is prohibited, unless the transaction (1) complies with Regulation S, (2) is after registration, or (3) is under a registration exemption; and
     (b) that hedging those securities is prohibited, unless done in compliance with the Securities Act; and

- we are required to refuse to register any transfer of the securities that is not made either in accordance with Regulation S, after registration, or under a registration exemption.

During the first quarter ended March 31, 2002, we sold 10,679 shares for cash in the amount of $343,358. We issued 1,133 shares of common stock for consulting services amounting $113,000 to Atlantis Partners. We issued 1,050 shares of common stock for compensation amounting $92,400. We issued 4,250 shares of common stock to Western Cottonwood Corporation as collateral against a debt of $283,700.

The sales described in the immediately preceding paragraph were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

During the second quarter ended June 30, 2002, we sold 18,376 shares for cash in the amount of $480,833. We issued 10,413 shares of common stock for consulting services valued at $479,644. We also settled debts amounting to $259,200 by issuing 6,081 shares of common stock valued at $431,644.

The sales described in the immediately preceding paragraph were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

During the third quarter ended September 30, 2002, we issued 9,375 shares for finder's fee related to sale of common stock. The shares issued for finders' fees were valued at $93,750. We issued 10,000 shares issued at $100,000 to an investor for a price difference adjustment. The price difference adjustment is the excess amount received from an investor on the sale of common stock over the market price. We issued 175 shares for consulting services valued at $3,233. We issued 7,500 shares to Greg Mardock, our President at that time, as compensation, and valued at $138,596. We issued 10,076 shares of common stock valued on conversion of debentures at $140,527. We also settled a debt of $100,000 payable to Western Cottonwood Corporation, by issuing 25000 shares valued at $250,000 resulting in a loss of $150,000 on settlement of the debt. During the three month period ended September 30, 2002, we sold 1,721 shares of common stock for cash in the amount of $17,088.

The sales described in the immediately preceding paragraph were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

During the fourth quarter ended December 31, 2002, we issued common stock to various parties as per follows:

a) On October 7, 2002, 51,361 shares of common stock valued at $70,449 were issued in the name of Delaware Charter Guarantee and Trust, FBO Greg Mardock, our President at that time, in exchange for Promissory Notes of $64,588 principal amount and interest of $5,861.

b) On October 8, 2002, Edward R. Fearon, the former President of Primavera and Escamilla Capital Corporation received 6,250 and 8,750 shares respectively, valued at a total of $60,000.

c) On October 8, 2002, Edward R. Fearon, the former President of Primavera was issued 15,000 shares of common stock valued at $60,000 for consulting services performed during the year ended December 31, 2002.

d) On November 5, 2002 Western Cottonwood Corp was issued 75,000 shares of common stock valued at $300,000 in exchange for a debt of $300,000.

e) During the three month ended December 31, 2002, we settled debentures amounting $50,800 by issuing 34,940 shares of common stock valued at $50,800.

f) We issued 5,000 shares to a consultant valued at $20,000 for same amount of services performed during the year ended December 31, 2002.

g) During the three months ended December 31, 2002, we issued 26,496 shares of common stock for cash amounting $23,882.

The sales during the fourth quarter ended December 31, 2002 were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

During the year ended December 31, 2002, we issued 45,016 shares of common stock in conversion of debentures amounting to $191,327.

The sales of the shares of common stock described in the immediately preceding paragraph were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

In April 2003, in connection with the rescission agreement, we issued convertible debentures of $140,000 to various investors.

The sales of the convertible debentures described in the immediately preceding paragraph were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

In 2002, we issued convertible promissory notes of $59,200 due on March 1, 2004 and $100,000 due on April 1, 2004, carrying an interest rate of 10% per annum.

The sales of the convertible promissory notes described in the immediately preceding paragraph were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

During the six month period ended June 30, 2003, we issued common stock as follows:

- 75,000 shares of common stock were issued to an entity related through common officer at that time, for consulting fees, amounting to $3,750; and

7,382,000 shares of common stock valued at $1,107,300 were issued for acquisition of its subsidiary, Network Installation Corporation.

The sales of the common stock during the six month period ended June 30, 2003, described in the immediately preceding paragraph, were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On April 7, 2003, we issued 800,000 shares of common stock to a major shareholder as inducement for debenture amounting $80,000.

The issuance of the common stock described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On April 7, 2003, we issued 250,000 shares of common stock to an unrelated party as inducement for debenture amounting $25,000.

The issuance of the common stock described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

In April 2003, we issued 700,000 shares of common stock to the Dutchess Advisors, LLC for consulting services amounting $105,000.

The issuance of the common stock described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

We issued 490,000 shares of common stock Western Cottonwood and 200,000 shares to Greg Mardock as a part of restructuring on April 9, 2003 at a value of $1,727,908.

The issuance of the common stock described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On April 10, 2003, we issued a convertible debenture of $40,000 to Dutchess Private Equities Fund. The debenture converts into common stock at the lesser of
(i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction.

The issuance of the convertible debenture described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On May 5, 2003, we issued convertible debentures of $15,000 to Dutchess Private Equities Fund. The debentures convert into common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the closing date of the transaction.

The issuance of the convertible debentures described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On May 16, 2003, we entered into a Stock Purchase Agreement with Michael Cummings, the owner of 100% of the outstanding shares of common stock of Network Installation, Inc., or Network. Pursuant to this Agreement, we acquired all outstanding shares of common stock of Network. The purchase price consisted of $50,000 and 7,382,000 shares of our common stock. In addition, we agreed to issue a five year option to purchase an additional 618,000 shares of our common stock to Mr. Cummings if Network's total revenue exceeds $450,000 for the period beginning on June 1, 2003 and ending August 31, 2003. Network's total revenues exceeded $450,000 for the period beginning June 1, 2003 and ending August 31, 2003. The options are exercisable at a price equal to the closing bid price of our common stock on August 29, 2003 which was $2.95. As of January 15, 2004, Mr. Cummings has not exercised the options. At the time of the acquisition there were no material relationships between us and Mr. Cummings. As a result of the acquisition, Mr. Cummings replaced Mr. Novielli as Chief Executive Officer and became our director. Mr. Novielli remained as Chairman of the Board of Directors.

The issuance of the common stock described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On May 26, 2003, we issued convertible debentures of $25,000 to Dutchess Private Equities Fund. The debentures convert into common stock at the lesser of (i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the closing date of the transaction.

The issuance of the convertible debentures described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On June 16, 2003, we issued convertible debentures of $25,000 to Dutchess Private Equities Fund. The debentures convert into common stock at the lesser of
(i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction.

The issuance of the convertible debentures described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On July 22, 2003, we issued convertible debentures of $15,000 to Dutchess Private Equities Fund. The debentures convert into common stock at the lesser of
(i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction.

The issuance of the convertible debentures described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On July 28, 2003, we issued convertible debentures of $95,000 to Dutchess Private Equities Fund. The debentures convert into common stock at the lesser of
(i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction.

The issuance of the convertible debentures described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On August 13, 2003, we issued convertible debentures of $20,000 to Dutchess Private Equities Fund. The debentures convert into common stock at the lesser of
(i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction.

The issuance of the convertible debentures described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

-- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).


On the respective dates above, from April 10, 2003, for each issuance of a convertible debentures mentioned above, we issued 100,000 shares of common stock for each $10,000 invested, for a total of 2,350,000 shares to Dutchess Private Equities Fund in 2003 as incentive per the debenture agreement.

The issuance of the common stock described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On September 10, 2003, we issued convertible debentures of $28,000 to Dutchess Private Equities Fund. The debentures convert into common stock at the lesser of
(i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction.

The issuance of the convertible debentures described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On October 5, 2003, we issued convertible debentures of $75,000 to Dutchess Private Equities Fund. The debentures convert into common stock at the lesser of
(i) 75% of the lowest closing bid price during the fifteen trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty trading days immediately preceding the Closing Date of the Transaction.

The issuance of the convertible debentures described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On January 5, 2004 we issued 11,462 share of common stock for assumption of liabilities in the amount of $32,552 by Dutchess Private Equities Fund.

The issuance of the common stock described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On February 25, 2004, we issued 50,000 shares of common stock to a consultant for service rendered valued at $195,000.

The issuance of the common stock described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On February 27, 2004, we issued convertible debentures of $260,000 to Dutchess Private Equities Fund for forgiveness of Promissory Notes on December 17, 2003 ($35,000), January 9, 2004 ($125,00), February 2, 2004 ($75,000), and February
5, 2004 ($25,000) due and payable on their respective dates. The holders of the debentures are entitled to convert the face amount of these debentures, plus accrued interest at the lesser of (i) 75% of the lowest closing bid price during the 15 trading days prior to the conversion date or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. The convertible debentures shall pay 6% cumulative interest, in cash or in shares of common stock, at Dutchess' option, at the time of each conversion. The convertible debentures are convertible into shares of our common stock.

The issuance of the convertible debentures described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On March 1, 2004, we issued convertible debentures of $155,500 to Dutchess Private Equities Fund. The holders of the debentures are entitled to convert the face amount of these debentures, plus accrued interest at the lesser of (i) 75% of the lowest bid price during the 15 trading days prior to the conversion date or (ii) 100% of the lowest bid prices for the 20 trading days immediately preceding the closing date. The convertible debentures shall pay 6% cumulative interest, in cash or in shares of common stock, at our option, at the time of each conversion. The debentures are payable on March 1, 2008. The convertible debentures are convertible into shares of our common stock.

The issuance of the convertible debentures described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

-- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).


On March 1, 2004, we issued 130,549 shares of common stock valued at $500,000 for the acquisition of our subsidiary, Del Mar Systems International, Inc.

The issuance of the convertible debentures described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On March 3, 2004, we issued the following shares of common stock to those individuals listed below for conversion of debentures and related accrued interest in the amount of to $529,822.

Andrew  Smith                                  3,606
Global  Coast  Insurance  Premium,  Inc.       3,606
Wexford  Clearing  FBO  Charles  Mangione     27,404
Wexford  Clearing  FBO  Craig  Wexler          5,769
David  Wykoff                                 51,923
Wexford  Clearing  FBO  Laurence  Wexler       8,654
Carl  Hoehner                                  2,884
Richard  Blue                                  2,884
Seymour  Niesen                                1,378
Jon  Cummings                                  1,859
Mike  Dahlquist                                2,884
Richard  Kim  Dredge                           1,859
John  Bolliger                                 2,884
Kenneth  Rogers                                5,769
Denise  &  Vernon  Koto                        5,769
Ralph  Glaseal                                 5,769
Massis  Davidian                               3,205



The issuance of the common stock described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On March 9, 2004, we issued 6,410 shares of common stock for a consideration of $24,358 to Daniel Grillo.

The issuance of the common stock described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On March 19, 2004, we issued 130,549 shares of common stock valued at $500,000 as part of the acquisition of Del Mar Systems International, Inc.

The issuance of the common stock described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On March 25, 2004 we issued 8,000 shares of common stock to John Wykoff for conversion of a Promissory Note amounting to $40,000.

The issuance of the common stock described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On March 31, 2004, we contracted the issuance for convertible debentures of $155,000 to Dutchess Private Equities Fund, II, which were funded on April 1, 2004. The holders of the debentures are entitled to convert the face amount of these debentures, plus accrued interest at the lesser of (i) 75% of the lowest closing bid price during the 15 trading days prior to the conversion date or
(ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. The convertible debentures shall pay 8% cumulative interest. We make interest payments beginning on April 25, 2004, in an amount equal to $2,000.00, in cash, to the Holder. Each subsequent payment thereafter shall be tendered every thirty (30) days from said date in the same amount, in cash, to the Holder. We may make prepayments at any time. The debentures are payable on March 31, 2009. The convertible debentures are convertible into shares of our common stock. The debentures were funded on April 1, 2004.

The issuance of the convertible debentures described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On January 4, 2004, we issued 11,462 shares of common stock for conversion of a debenture in the amount of $32,552 to Dutchess Private Equities Fund.

The issuance of the common stock described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On April 4, 2004, we issued convertible debentures of $50,000 issued to Dutchess Private Equities Fund, II. The holder of the debentures is entitled to convert the face amount of these debentures, plus accrued interest at the lesser of (i) 75% of the lowest closing bid price during the 15 trading days prior to the conversion date or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. The convertible debentures pay 8% cumulative interest, in cash or in shares of common stock, at our option, at the time of each conversion. The debentures are payable on April 4, 2009, 2008. We make interest payments beginning on May 8, 2004, in an amount equal to $500.00, in cash, to the Holder. Each subsequent payment thereafter shall be tendered every thirty (30) days from said date in the same amount, in cash, to the Holder. The Company may make prepayments at any time. The debentures are payable on March 31, 2009. The convertible debentures are convertible into shares of our common stock. The convertible debentures are convertible into shares of our common stock.

The issuance of the convertible debentures described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On April 14, 2004, we issued convertible debentures of $50,000 issued to Dutchess Private Equities Fund, II. The holder of the debentures is entitled to convert the face amount of these debentures, plus accrued interest at the lesser of (i) 75% of the lowest closing bid price during the 15 trading days prior to the conversion date or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. The convertible debentures pay 8% cumulative interest, in cash or in shares of common stock, at our option, at the time of each conversion. The debentures are payable on April 14, 2009. We make interest payments beginning on May 14, 2004, in an amount equal to $100.00, in cash, to the Holder. Each subsequent payment thereafter shall be tendered every thirty (30) days from said date in the same amount, in cash, to the Holder. The Company may make prepayments at any time. The debentures are payable on March 31, 2009. The convertible debentures are convertible into shares of our common stock. The convertible debentures are convertible into shares of our common stock.

The issuance of the convertible debentures described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On May 31, 2004, we closed a private placement offering of 745,001 shares of our common stock priced at $3.00 per share, totaling $2,345,000 and a warrant to purchase a common share of common stock for $5.00 per share.

The issuance of the common stock and warrants described in the immediately preceding paragraph was undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

EXHIBITS

NUMBER     DESCRIPTION
------     -----------
2.1 Stock Purchase Agreement between the Registrant and Del Mar Systems International, Inc., dated March 1, 2004 (filed as Exhibit 2.1 to the
     Registrant's Current Report on Form 8-K filed on May 4, 2004 and incorporated herein by reference).

3.1 Articles of Incorporation (filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10KSB filed on March 5, 1999 and incorporated herein by reference).

3.2 By-laws (filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-SB filed on March 5, 1999 and incorporated herein by reference).

3.3  Certificate  of  Amendment  to  the  Certificate of Incorporation (filed as
     Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-QSB filed on November 13, 2003 and incorporated herein by reference).

3.4  Certificate  of  Amendment  to  the  Certificate of Incorporation (filed as
     Exhibit 3.3 to the Registrant's Annual Report on Form 10KSB filed on April 15, 2003 and incorporated herein by reference).

3.5  Amendment  to Bylaws of the Registrant, dated May 6, 1999 (filed as Exhibit
     3.2.2 to the Registrant's Form 10-SB filed on May 14, 1999 and incorporated herein by reference).

4.1  Warrant.  101  issued to C.C.R.I. Corp., dated September 29, 2003 (filed as
     Exhibit 4.1 to the Registrant's Form SB-2 filed on October 16, 2003 and incorporated herein by reference).

4.2  Warrant  102  issued  to C.C.R.I. Corp., dated September 29, 2003 (filed as
     Exhibit 4.2 to the Registrant's Form SB-2 filed on October 16, 2003 and incorporated herein by reference).

4.3 Convertible Debenture Exchange Agreement between the Registrant and Dutchess Private Equities Fund LP, dated February 27, 2004 (filed as
     Exhibit 4.1 to the Registrant's Quarterly Report on Form 10QSB filed on May 24, 2004 and incorporated herein by reference).

4.4 Form of Debenture between the Registrant and Dutchess Private Equities Fund LP, dated March 1, 2004 (filed as Exhibit 4.2 to the Registrant's Quarterly Report on Form 10QSB filed on May 24, 2004 and incorporated herein by reference).

4.5 Form of Debenture between the Registrant and Dutchess Private Equities Fund, II, L.P., dated March 31, 2004 (filed as Exhibit 4.3 to the Registrant's Quarterly Report on Form 10QSB filed on May 24, 2004 and incorporated herein by reference).

4.6  Form  of  Warrant  dated  May  18,  2004  (filed  as  Exhibit  4.6  to  the
     Registrant's SB-2 filed on July 27, 2004 and incorporated herein by reference).

4.7 Form of Warrant dated May 26, 2004. (filed as Exhibit 4.7 to the Registrant's SB-2 filed on July 27, 2004 and incorporated herein by reference).

5.1  Opinion  of  Counsel

10.1 Corporate Consulting Agreement between the Registrant and Dutchess Advisors, LLC, dated April 1, 2003 (filed as Exhibit 10.3 to the
     Registrant's Current Report on Form 8-K filed on April 23, 2003 and incorporated herein by reference).

10.2 Reseller Agreement between the Registrant and Vivato, Inc., dated August 14, 2003 (filed as Exhibit 10.1 to Registrant's Quarterly Report on Form 10-QSB dated November 13, 2003 and incorporated herein by reference).

10.3 Motorola Reseller Agreement between the Registrant and Motorola, Inc., dated August 18, 2003 (filed as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-QSB dated November 13, 2003 and incorporated herein by reference).

10.4 Short Term Rental Agreement between the Registrant and Vidcon Solutions Group, Inc., dated February 5, 2003 (filed as Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-QSB dated November 13, 2003 and incorporated herein by reference).

10.5 Restructuring and Release Agreement between the Registrant, Dutchess Advisors LLC, Dutchess Capital Management LLC, Michael Novielli, Western Cottonwood Corporation, Atlantis Partners, Inc., John Freeland, Greg Mardock, and VLK Capital Corp. ,dated April 9, 2003 (filed as Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed on April 23, 2003 and incorporated herein by reference).

10.6 Stock Purchase Agreement between the Registrant and Michael Cummings, dated May 16, 2003 (filed as Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on June 13, 2003 and incorporated herein by reference).

10.7 Premier Reseller Agreement between the Registrant and Aruba Wireless Networks, Inc., dated January 29, 2004 (filed as Exhibit 10.10 to the Registrant's Form SB-2 filed on February 9, 2004 and incorporated herein by reference).

10.8 Consulting Agreement between the Registrant and Marketbyte, LLC, dated July 23, 2003 (filed as Exhibit 10.8 to the Registrant's SB-2 filed on July 27, 2004 and incorporated herein by reference).

10.9 Consulting  Agreement  between  the  Registrant  and  Eclips  Ventures
     International, dated February 2, 2004 (filed as Exhibit 10.9 to the Registrant's SB-2 filed on July 27, 2004 and incorporated herein by reference).

10.10 Reseller Agreement between the Registrant and Mpower Communications Corp., dated March 23, 2004 (filed as Exhibit 10.10 to the Registrant's SB-2 filed on July 27, 2004 and incorporated herein by reference).

10.11 Reseller Agreement between the Registrant and PAETEC Communications, dated March 23, 2004 (filed as Exhibit 10.11 to the Registrant's SB-2 filed on July 27, 2004 and incorporated herein by reference).

10.12 Reseller Agreement between the Registrant and Qwest Services Corp., dated March 23, 2004 (filed as Exhibit 10.12 to the Registrant's SB-2 filed on July 27, 2004 and incorporated herein by reference).

10.13 Reseller Agreement between the Registrant and XO Communications, Inc., dated March 23, 2004 (filed as Exhibit 10.13 to the Registrant's SB-2 filed on July 27, 2004 and incorporated herein by reference).

10.14 Lease Agreement-Las Vegas location between the Registrant and HQ Global Workplaces, dated January 2, 2004 (filed as Exhibit 10.14 to the Registrant's SB-2 filed on July 27, 2004 and incorporated herein by reference).

10.15 Lease Agreement-Los Angeles location between the Registrant and HQ Global Workplaces, dated March 1, 2004. (filed as Exhibit 10.15 to the
     Registrant's SB-2 filed on July 27, 2004 and incorporated herein by reference).

10.16 Lease Agreement-Gold River location between the Registrant and HQ Global Workplaces, dated May 20, 2004 (filed as Exhibit 10.16 to the Registrant's SB-2 filed on July 27, 2004 and incorporated herein by reference).

10.17 Lease Agreement-Scottsdale location between the Registrant and HQ Global Workplaces, dated June 1, 2004 (filed as Exhibit 10.17 to the Registrant's SB-2 filed on July 27, 2004 and incorporated herein by reference).

10.18 Lease Agreement-Seattle location between the Registrant and HQ Global Workplaces, dated June 1, 2004 (filed as Exhibit 10.18 to the Registrant's SB-2 filed on July 27, 2004 and incorporated herein by reference).

10.19 Promissory Note Agreement between the Registrant and Stephen Pearson, for the acquisition of Del Mar Systems, Inc., dated March 1, 2004 (filed as
     Exhibit 10.19 to the Registrant's SB-2 filed on July 27, 2004 and incorporated herein by reference).

10.20 Promissory Note between the Registrant and Dutchess Private Equities Fund, dated December 17, 2003 (filed as Exhibit 10.20 to the Registrant's SB-2 filed on July 27, 2004 and incorporated herein by reference).

10.21 Promissory Note between the Registrant and Dutchess Private Equities Fund, dated January 9, 2004 (filed as Exhibit 10.21 to the Registrant's SB-2 filed on July 27, 2004 and incorporated herein by reference).

10.22 Promissory Note between the Registrant and Dutchess Private Equities Fund, dated February 2, 2004 (filed as Exhibit 10.22 to the Registrant's SB-2 filed on July 27, 2004 and incorporated herein by reference).

10.23 Promissory Note between the Registrant and Dutchess Private Equities Fund, dated February 5, 2004 (filed as Exhibit 10.23 to the Registrant's SB-2 filed on July 27, 2004 and incorporated herein by reference).

10.24 Employment Agreement between the Registrant and Michael Cummings, dated May 16, 2004 (filed as Exhibit 10.24 to the Registrant's SB-2 filed on July 27, 2004 and incorporated herein by reference).

10.25 Employment Agreement between the Registrant and Robert W. Barnett, dated January 19, 2004 (filed as Exhibit 10.25 to the Registrant's SB-2 filed on July 27, 2004 and incorporated herein by reference).

10.26 Note between the Registrant and Michael Cummings, dated December 30, 2003 (filed as Exhibit 10.26 to the Registrant's SB-2 filed on July 27, 2004 and incorporated herein by reference).

10.27 Note between the Registrant and Michael Cummings, dated March 15, 2004 (filed as Exhibit 10.27 to the Registrant's SB-2 filed on July 27, 2004 and incorporated herein by reference).

21.1 List of Subsidiaries (filed as Exhibit 21.1 to the Registrant's SB-2 filed on July 27, 2004 and incorporated herein by reference).

23.1  Consent  of  Independent  Auditors

23.2  Consent  of  Independent  Auditors

23.3  Consent  of  counsel  (contained  in  Exhibit  5.1)


                                  UNDERTAKINGS

The  Registrant  hereby  undertakes  that  it  will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include  any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts of events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Irvine, in the State of California, on August 10, 2004.

NETWORK  INSTALLATION  CORPORATION

By:  /s/  Michael  Cummings
-------------------------------------
Michael  Cummings
Chief  Executive  Officer
and  Director






Signature                                          Date

/s/  Michael  Cummings                                August 10,  2004
---------------------------------------------
Michael  Cummings,  Chief  Executive  Officer
and  Director

/s/  Michael  Novielli                                August 10,  2004
----------------------------------------------
Michael  Novielli,  Interim  Chief  Financial  Officer,
Controller  and  Director

/s/  Douglas  Leighton                                August 10,  2004
----------------------------------------------
Douglas  Leighton,  Director


/s/  Theodore  J.  Smith,  Jr.                        August 10,  2004
----------------------------------------------
Theodore  J.  Smith,  Jr.,  Director